“**Confidential Treatment Requested” indicates portions of this document that have been deleted and have been separately filed with the Securities and Exchange Commission.

Exhibit 10.11
SOFTWARE LICENSE AND DISTRIBUTION AGREEMENT

THIS SOFTWARE LICENSE AND DISTRIBUTION AGREEMENT (“Agreement”) is made by and between HEWLETT-PACKARD COMPANY, a Delaware Corporation, and its Subsidiaries, divisions, and affiliates (“HP”), and CROSSROADS SYSTEMS, INC., a Delaware Corporation (“Licensor”), effective as of the date of HP’s signature below (the “Effective Date”).

The parties hereby agree as follows:

1.	DEFINITIONS

1.1.	“Additional Program” means a software program that is added as a Program to this Agreement after the Effective Date by appending an Exhibit A hereto.

1.2.
“Complete Copy” means a Program which includes (i) a master copy of the Program, (ii) all Documentation for the Program, and (iii) all associated Sales Tools and Support Tools, each in the form(s) and on the media described in Exhibit A.

1.3.
“Documentation” means the end user manuals and other documentation (including copies of any such materials in electronic form to the extent Licensor makes available to its customers) that Licensor has created for a Program including all localized versions thereof, if any, and any other documentation and information regarding a Program, including but not limited to a functional description of the Program, directions for installation, verification of installation and use, and any other explanatory material reasonably necessary for a user to perform all of the functions of the Program, which Licensor generally provides to its customers, including those items listed and described in Exhibit A hereto.

1.4.
“Enhancements” mean all present and future bug fixes, error corrections, updates, modifications, new features, new functionalities, upgrades or new versions of a Program, Source Code Program or Documentation which Licensor makes available at no additional charge to its customers which are subscribing to maintenance and support.

1.5.	“Final Copy” means a Complete Copy of a Program that has been reviewed and accepted by HP pursuant to Section 2.8 hereof.

1.6.	“HP License” means HP’s standard form of reseller agreement or end-user license agreement, as applicable, in effect from time-to-time used by HP.

1.7.	"HP Partner" means an entity that engages in software development and participates in the HP Developer and Solution Partner Program (DSPP) specifically with respect to HP Product.

1.8.	“HP Product(s)” means the product(s) set forth in Exhibit B.

1.9.	“Marks” shall have the meaning ascribed to such term in Section 4.3.

1.10.
“Program” means Licensee’s software program(s), in object code format, listed and described on an Exhibit A appended hereto, including all Enhancements and localized versions thereto, if any, Third Party Code (as defined in Section 4.7), if any, and Documentation. Program shall also include Additional Programs. The first Programs subject to this Agreement are set forth and incorporated herein by the attached Exhibit A1 and Exhibit A2; each subsequent Exhibit A appended hereto by amendment shall be consecutively numbered.

1.11.
“Source Code Program” means the code of a Program, including comments and procedural code such as job control language, which is machine-readable and which may be printed or displayed in a form readable and understandable by a computer programmer of ordinary skill who is well versed in the languages used in the Program.

1.12.
“Subsidiaries” means an entity controlled by or under common control with a party to this Agreement, through ownership or control of more than fifty percent (50%) of the voting power of the shares or other means of ownership or control, provided that such control continues to exist.

1.13.
“Sales Tools” means all applications, utilities or other materials (in object code form) programs that are used by Licensor in the normal course of marketing its Programs but only those which Licensor has the right to provide to HP on a royalty-free basis.

1.14.
“Support Tools” means all applications, utilities, listings, or other materials (in object code form) related to a Program that are reasonably necessary to enable HP to exercise its rights under Section 3.2 hereof.

2.	DEVELOPMENT, DELIVERY AND ACCEPTANCE

2.1.
Program Development.  Any development work that is required with respect to a Program will be described in a separate document (“Project Statement”) mutually acceptable to the parties. Licensor agrees to use reasonable commercial efforts to undertake and complete the work set forth in each Project Statement so that each Program meets the specifications set forth therein. The first such Project Statement is attached hereto and incorporated herein as Exhibit F.

2.2.
Development Program Management.  The individuals set forth on Exhibit D as Program Managers are the technical contacts for each party for this Agreement and, unless otherwise named in the applicable Project Statement, for any Project Statement and any ongoing coordination during the term of each Project Statement.  The Program Managers will be responsible for day-to-day communications between the parties regarding the technical aspects of each Project Statement.  Either party may change its Program Manager at any time and from time to time by giving the other party written notice.  Each Program Manager will be responsible for (i) monitoring the schedules and progress of work for each Project Statement; (ii) receiving and submitting requests for information and/or assistance; (iii) determining whether a request he or she receives for information and/or assistance from the other Program Manager is necessary for Licensor to complete the work specified in any Project Statement; (iv) receiving and submitting deliverables; (v) cooperating with the other Program Manager to coordinate acceptance testing in accordance with Section 2.8; and (vi) supervising and recording the exchange of confidential information pursuant to this Agreement.  The Program Managers will meet remotely every 60 days, or for any alternative interval as set forth in a Project Statement, during the term of the Project Statement to discuss the progress of the development effort and, if applicable, to exchange information and deliverables.

2.3.	Development Expenses. Except as expressly set forth herein, each party shall bear its own costs and expenses incurred in connection with its Project activities.

2.4.
Delivery. Licensor agrees to deliver to HP, for evaluation pursuant to Section 2.8, a Complete Copy of (i) each Program listed in Exhibit A as of the Effective Date or, if development is required in accordance with a Project Statement, upon the date set forth in the applicable Project Statement; (ii) any Additional Programs no later than ten (10) days after execution by Licensor and HP of an Amendment to Exhibit A to include a software product as an Additional Program hereunder, and (iii) all Enhancements to a Program no later than ten (10) days after the date on which the corresponding bug fixes, error corrections, updates, modifications, new features, new functionalities, upgrades or new versions of Programs are first delivered to any other of Licensor’s distributors or partners , if applicable. HP will have the right to test and evaluate each Program (including, as defined, Additional Program(s) and/or Enhancement(s)) under the acceptance procedure described in Section 2.8, and the requirements as delineated in Exhibit B. In the event Licensor fails to deliver a Complete Copy under clauses (i) or (ii) above in accordance with the terms of this Section 2.4, HP’s sole remedy and Licensor’s sole liability shall be HP’s right to terminate this Agreement with respect to the applicable Program(s), in which event HP will incur no liability for payment of any Minimum Royalty applicable to such Program(s), as defined in Exhibit C, except as expressly stated herein.

2.5.
New HP Products and Operating Systems. Licensor shall use commercially reasonable efforts to modify or otherwise adapt the Programs and Enhancements for use in conjunction with revisions, releases, and successors to the HP Product within a reasonable timeframe, with the target for such modification or adaptation being the same timeframe as Licensor modifies or otherwise adapts its products for use in conjunction with any other third-party products. HP will use commercially reasonable efforts to notify Licensor of revisions planned for HP Products six (6) months prior to HP’s intended release and to provide Licensor with preliminary copies of such releases within a reasonable timeframe.

2.6.
HP Product Loans. If access to HP Products is required by Licensor during the term of any Project Statement, such requirements will be set forth in the applicable Project Statement. HP will have the sole option to determine the best mechanism to provide Licensor with access to such HP Products, such as but not limited to use of the HP’s Advanced Technology Center (“ATC”) on a remote basis or loaned equipment. The terms of HP’s Remote Access Agreement and/or HP’s Loan Agreement, as applicable, will apply to such transactions.

2.7.
Program Performance. Licensor shall ensure the Programs and Enhancements for use in conjunction with HP Products execute with the same features, functionality, speed, and quality as Programs and Enhancements for use in conjunction with Non-HP Products, to the extent commercially feasible based on the relative underlying capabilities of the HP Products vs. the related non-HP products.

2.8.	Acceptance.

2.8.1.
Acceptance of Program. HP will have thirty (30) days from the date of receipt of a Complete Copy of the Program to determine if the Program: (i) materially conforms to the functional specifications set forth in the relevant Documentation; or (ii) if the Program was subject to a Project Statement with specifications that are different from the relevant Documentation, conforms to the specifications set forth in such Project Statement (collectively, “Acceptance Criteria”), and either accept, return for rework or reject the Program.  Failure of HP to provide Licensor with notice of acceptance, rework, or rejection of the Program within such thirty (30) day time period shall be deemed to be acceptance.  HP will be entitled to test and evaluate any Program by whatever means it deems appropriate, subject to restrictions in the use of the Program set forth elsewhere herein. Licensor hereby grants to HP any licenses to the Program solely to the extent necessary for HP to perform its evaluation, provided that such licenses shall be in object code only and non-exclusive, non-transferable, limited term, without rights of modification (for the period of the evaluation). Notwithstanding the foregoing, such licenses will include the right of HP to use third parties who have executed separate agreements containing substantially similar confidentiality provisions, and shall only be permitted to access the Program in order to perform such evaluation on behalf of HP and for no other purpose. If HP returns a Program for rework due to a failure to conform to the applicable Acceptance Criteria, Licensor agrees to correct the listed defects and resubmit the Program for re-evaluation, under the same acceptance procedure, within such period as agreed to by the parties in writing. If, after such rework, HP again rejects a Program for failure to conform to the applicable Acceptance Criteria, in lieu of returning it for more rework, as HP’s sole remedy, and Licensor’s sole liability for such failure, HP will give Licensor written notice (including, without limitation, by electronic mail) of rejection stating the reasons for its unacceptability, and this Agreement will terminate with respect to that version of the Program and associated Documentation. Notwithstanding the foregoing, if such Program was subject to a Project Statement per (ii) above, in lieu of a single opportunity to rework, Licensor shall have three (3) opportunities to rework such Program, each opportunity to be no more than thirty (30) days in duration (for a total of ninety (90) days); provided, however, that defects discovered in the Program in the second and third rework opportunity which were not identified at the time of the first rework and which were not caused by such rework will not be cause for rejection of such Program and will, instead, be corrected in accordance with the warranty terms as set forth in Section 7.2. Until such time as HP shall have either accepted or rejected the Program in accordance with this Section 2.8.1, and associated Documentation in accordance with Section 2.8.2, Licensor shall not make generally available any version of a Program (other than the versions released as of the Effective Date or released prior to the corresponding Additional Program being added to this Agreement), and shall not permit any of its distributors or other partners to so release. For avoidance of doubt, HP will not be liable for payment of royalties or Minimum Royalty, as defined in Exhibit C, for any Program which has been rejected in accordance with the foregoing terms and conditions.

2.8.2.
Acceptance of Documentation. HP will have thirty (30) days from the date of receipt of a Complete Copy of the Program to evaluate the associated Documentation, and either accept, return for rework or revise the Documentation pursuant to HP’s license under Section 3.3 below. If HP returns Documentation for rework due to defects in the Documentation, Licensor agrees to correct the listed defects and resubmit the Documentation for re-evaluation, under the same acceptance procedure, within fourteen (14) days or such longer period as agreed to by the parties.

2.9.
Additional Programs. Licensor shall offer to HP an opportunity to add to this Agreement any and all of Licensor’s future software products that would not otherwise constitute a Program or Enhancement hereunder as of the Effective Date, as and when such future software products become generally available. Such offer may include pricing and other license restrictions associated therewith. Such offer shall be made at least six (6) months prior to Licensor’s scheduled general availability date for such software product, and not later than any similar offer being made to any other distributor or partner of Licensor. HP will inform Licensor within three (3) months of such offer whether it intends to accept such offer and add Licensor’s software as an Additional Program. If HP accepts such offer, Licensor and HP shall execute an amendment to Exhibit A to include such software product as an Additional Program hereunder.

3.	RIGHTS GRANTED

3.1.
License to the Program. Subject to Section 6.4.3, Licensor hereby grants and agrees to grant to Hewlett-Packard Company, under all intellectual property rights embodied in each Program, a non-exclusive, worldwide license to use, reproduce, display and distribute, without right of modification (except as set forth in Section 3.9), import, and disclose, the Program for use solely with the HP Product. Such license will include the right of HP to sublicense HP Subsidiaries, divisions, and affiliates, distributors, resellers, OEM’s, and other third parties (collectively, “Distributors”) to achieve the foregoing. Such copies of the Program will be distributed to customers and Distributors in accordance with an HP License and, if applicable, the software license terms applicable to any open source and/or freeware. HP acknowledges that installation of the Programs on the HP Product may involve a license key that restricts use of the Programs to a particular HP system identified by a unique system number. These system numbers will also be provided by HP on royalty reports. HP further acknowledges that the Programs may require activation on initial installation of the Programs and from time to time based on events and changes to the HP Product on which the Program is installed. Licensor will ensure that HP is enabled to generate any keys or other materials necessary for HP, its Customers, and partners to use the Programs to the extent of HP’s licenses hereunder. In the event HP establishes its own license key program, Licensor agrees to replace its current license key fulfillment system, subject to execution by the parties of a mutually acceptable Project Statement pursuant to Section 2.1. For avoidance of doubt, any termination or interruption of use of the Programs will be controlled solely by HP. Distribution of a Program by HP under this Agreement may be on media selected by HP, including magnetic or optical media or a web-based distribution method provided such Program is subject to the HP License.

3.2.
Licenses for Demonstration, Evaluation, and Internal Use. Licensor hereby grants and agrees to grant to HP, under all intellectual property rights embodied in the Program, a non-exclusive, worldwide, non-transferable, royalty-free license to use, reproduce, display, translate, import, disclose, and distribute the Program in whole or in part, for purposes of (i) replacement due to any maintenance, warranty or support obligation, (ii) evaluation, for not more than 90 days, by a customer or HP Partner (as defined in Section 3.4) (“Evaluation Copies”), (iii) demonstration, marketing, and promotional activities by or on behalf of HP or its Distributors at HP Advanced Technology Centers (or successor facilities), HP attended tradeshows and other HP and/or Distributor locations, (iv) demonstration at a prospective customer or Distributor; (v) the sale or distribution of education, training or Documentation, and (vi) re-licensing of Program to the same customer for platform upgrade or system transfer, unless HP receives net license revenue from such transaction, in which event HP will pay Licensor only the difference between the original license royalty fee and the new, upgraded license royalty fee; and (vii) HP’s non-production internal use at HP locations (e.g., support, training, testing). Such license will include the right of HP to sublicense Distributors to achieve the foregoing.

3.3.
License to the Documentation. Licensor hereby grants and agrees to grant to HP, under all intellectual property rights embodied in the Documentation, a non-exclusive, worldwide, royalty-free, non-transferable license to use, reproduce, display, translate, import, disclose, distribute, modify, and prepare derivative works or compilations of: (a) the Documentation, and (b) modifications, derivative works, and compilations based upon the Documentation for use with a Program. These rights are exercisable in any medium. Such license will include the right of HP to sublicense Distributors to achieve the foregoing. The right to modify and prepare derivative works and compilations is granted solely for the purposes of (i) combining documentation of more than one program or product, (ii) condensing Documentation, (iii) localizing Documentation, (iv) formatting and preparing Documentation for user accessibility, (v) updating Documentation as appropriate to account for changes to the associated Program, and (vi) re-branding in accordance with the terms of Section 4.3. HP will make no substantive representations concerning a Program except as set forth in the Documentation furnished to HP by Licensor and/or as set forth in this Agreement. If HP introduces errors or misrepresentations into the Documentation, then Licensor has no liability for such errors or misrepresentations.

3.4.
Licenses to HP Partners.  Licensor hereby grants and agrees to grant to HP, under all intellectual property rights embodied in the Program, a non-exclusive, non-transferable, worldwide, royalty-free license to distribute and sublicense a reasonable number of copies of the Program, in binary executable form only, to HP Partners for the purpose of supporting the promotion and marketing thereof and for the purpose of enabling such HP Partners to develop software applications compatible with the Program. Such copies of the Program will be provided in accordance with the HP License.

3.5.
License to Photograph (Marketing Materials). Licensor hereby grants and agrees to grant to HP, under all intellectual property rights embodied in each Program and associated Documentation, a non-exclusive,  worldwide, royalty free license to capture visual images of the Program screen displays and packaging, the Documentation and the CD-ROM, if any, and to use, reproduce, display, perform, distribute, import and modify, on any media, such photographs and modifications and images solely in connection with HP’s marketing and support of the Program and training with respect to the Program. Such license will include the right of HP to sublicense Distributors to achieve the foregoing.

3.6.
License to Support Tools. Licensor hereby grants and agrees to grant to HP, under all intellectual property rights embodied in all non-royalty bearing Support Tools which have been internally developed by Supplier for each Program (“Internal Support Tools”), a non-exclusive, non-transferable, worldwide, royalty-free license to internally use such Internal Support Tools for evaluation, customer support and related testing. Supplier will provide HP, at any time upon request, with a list of any other Support Tools.

3.7.
License to Sales Tools. Licensor hereby grants and agrees to grant to HP, under all intellectual property rights embodied in the Sales Tools for each Program, a non-exclusive, worldwide, non-transferable, royalty free license to use such Sales Tools solely in conjunction with a Program.

3.8.
No Internal Use.  Any internal use of Programs for HP’s business operations, except as expressly set forth in Section 3.2, or in operating a production environment is not included as part of the foregoing licenses and is strictly prohibited on a royalty-free basis.

3.9.
Escrow Agreement and Source Code License. At HP’s request, Licensor agrees to execute the Escrow Agreement required to be added as a new depositor as a part of HP's Software Escrow Agreement with NCC Group Inc. within sixty (60) days after Acceptance of each Program. HP agrees to pay applicable escrow fees.

HP shall ensure that the Release Conditions set forth below in this Section are applicable to each Program independent of one another.

Source Code will not include commercial Third Party Code (as defined in Section 4.7 below) that Licensor has incorporated into the Programs. In the event Source Code is released to HP pursuant to this Agreement and the Software Escrow Agreement for a Program containing commercial Third Party Code, then Licensor shall cooperate with HP in obtaining support for such Third Party Code directly from the licensor of such Third Party Code.

In the event Licensor or any successor of Licensor declines, substantially fails to, or ceases to provide support for any Program(s) under this Agreement (“Release Conditions”), Source Code for such Program will be released to HP. In the event of such release of Source Code for any particular Program(s) to HP, Licensor hereby grants to HP the right and license to use such Source Code for supporting and maintaining the applicable Program, making error corrections and minor modifications to the Program which do not add substantial new functionality or feature sets and for the purpose of exercising its rights under the licenses granted herein for as long as HP has contractual obligations to its customers but, in no event for a period less than twenty-four (24) months from the date of such event. Notwithstanding the above, the grant of such right to HP will in no way obligate HP to undertake such support and maintenance, except as provided in this Agreement, and will in no way diminish Licensor’s obligations under this Agreement.

4.	COVENANTS AND RESTRICTIONS

4.1.	Internationalization. [Intentionally Omitted]

4.2.	Customization. [Intentionally Omitted]

4.3.
Trademarks. Neither party is granted any ownership in or license to the trademarks, marks or trade names (collectively “Marks”) of the other party. Notwithstanding the foregoing, Licensor acknowledges that HP may fairly and accurately reference Licensor’s name and the name of each Program in the course of marketing and distributing such Program. HP reserves the right to market and promote the Program under trademarks, logotypes, and trade dress of HP instead of Licensor Marks. In doing so, Licensor understands and agrees that HP reserves the right to change the Documentation (subject to Section 3.8 above) and, to be described in a Project Statement, to reasonably request Licensor to change the logon, on-line help, initialization and splash screens and the help text and "About" dialog boxes for the Program to primarily display such trademarks and logotypes in place of Licensor Marks, subject to Section 4.5.

4.4.
Ownership. Subject to the rights and licenses granted to HP hereunder, Licensor retains and reserves all right, title, and interest in and to the Programs, Sales Tools, Support Tools and Documentation, including all copyrights.

4.5.
Copyright Notices. HP agrees that it will not remove any reasonable copyright notices or Licensor Marks from a Program or Documentation. Licensor and HP agree that a second HP copyright notice in HP’s standard copyright notice form may be added to any authorized HP modification; provided, however, that HP may move acknowledgments of Licensor as the source of the technology to less conspicuous places in such Documentation, boxes or screens, subject to the prior approval of Licensor, which approval shall not be unreasonably withheld or delayed.

4.6.
Restrictions. Except as otherwise expressly provided herein, HP will not disassemble or reverse engineer any Program without written authorization from Licensor, except as necessary to ascertain interfaces or as permitted by law (and will not authorize any third party to): (i) reverse engineer or otherwise attempt to discover any source code or underlying ideas or algorithms of any Program (ii) copy, modify, translate, localize, port or otherwise create derivative works of Program or allow any agent, reseller, distributor or end user of HP to engage in similar conduct; (iii) allow the removal, alteration, covering or obscuring or of any notice or mark that appears on the Program or media; or (iv) encumber, or timeshare the rights granted or Program licensed hereunder.  Certain Programs may only be operable in conjunction with an authorization key (“Authorization Key”).  In such case, the Authorization Key will allow each copy of such Program licensed to be installed only on one HP server or to operate within certain parameters as may be set forth in the applicable Exhibit B.  If Licensor requires certain restrictions with respect to other software which may be permitted to be installed on an HP server on which a Program is installed, such restriction will be valid only if expressly set forth in an Exhibit A accepted by HP. If the Program does contain Authorization Keys, Licensor will ensure that HP receives any keys or other materials necessary to enable the ultimate licensee to use the Program to the limits of such licensee’s license, as instructed by HP.

4.7.
Third Party Code. Licensor has identified in Exhibit A any code from another party, including open source or freeware (“Third Party Code”) contained in the Program and will promptly inform HP of its intention to incorporate Third Party Code in any subsequent version of the Program within a reasonable time after completion of any such agreement with such third party or with respect to any open source or freeware prior to release of any upgrade in which such code is included. At such time Licensor will identify the specific technical details of the Third Party Code to be included and, if applicable, will identify the specific software license terms applicable to any open source and/or freeware.

4.8.	Enforcement. HP agrees to protect Programs from unauthorized use, copying and/or distribution to the same extent it protects its own similarly situated products from such activities.

5.	PROGRAM MAINTENANCE AND SUPPORT

Notwithstanding any termination of this Agreement, subject to payment of all maintenance and support fees, Licensor agrees to maintain and support each Program distributed by HP, in accordance with the provisions of Exhibit E, for at least thirty-six (36) months after the earlier of the date such Program is (i) last made available to HP for distribution hereunder or (ii) the Program is discontinued (provided HP has been given at least two (2) years’ notification of such discontinuance).  For purposes of clarification, Licensor has the right to discontinue a Program on two (2) years’ advanced written notice to HP.

6.	PAYMENT

6.1.
Payment. HP agrees to pay Licensor royalties and support fees as set forth in Exhibit C.  Upon either party’s request, the parties agree, no more often than on an annual basis, to discuss royalties and/or support fees for the Programs; however, no change in the royalties or support fees will occur except as a result of an amendment to this Agreement in accordance with Section 11.14.

6.2.
Payment Schedule and Procedure. Payments set forth in Section 6.1 will be made by Hewlett-Packard Company within 45 days after the conclusion of each of HP’s fiscal quarters for the amount of payment obligations accruing during such quarter.  Payment will be accompanied by a summary of the basis for determining the amount of such payment and will be paid in US dollars in detail sufficient to verify payments are correct.  Licensor acknowledges that the reports being received with respect to Neoview VTS support fees as of the Effective Date are sufficient to verify payments are correct.

6.3.	Exclusions. No royalty, support fee, or other charge will be payable by HP for any Program used for the purposes set forth in Section 3.2 hereof, except as expressly stated therein.

6.4.	Royalties– General.

6.4.1.	“HP Net Revenue,” for purposes of royalty calculations, shall mean **.

6.4.2.	Commencing with the Effective Date of this Agreement and subject to any royalty minimums set forth in Exhibit C, if applicable, HP will calculate royalties due to Licensor hereunder based **

6.4.3.	For Programs distributed by HP hereunder, HP will pay a royalty to Licensor under this Agreement as set forth in Exhibit C.

6.4.4.
In the event HP distributes copies of Program as part of a bundled product consisting of the Program together with other software products, the HP Net Revenue for such copies of the Program shall be determined using the percentage of the bundled product price that represents the Program content, based on list prices for all software product in the bundle.  Set forth below is an example of calculating the royalty due on bundled Program products assuming the royalty is to be based on HP Net Revenue.

BUNDLED PRODUCT EXAMPLE:  FOR ILLUSTRATED PURPOSES ONLY

HP’s list price of bundled product = **
HP list price of Program = **
HP’s list price of other software product (s) in bundle= **
Add list price of all software components in bundle **
Divide list price of Program by list price of all software components in bundle (** Program content of bundle)

For purposes of calculating the royalty payable with respect to such bundled product, the HP Net Revenue amount would equal to ** of HP’s net revenue from the bundled product (calculated in the same manner that HP Net Revenue is calculated for products consisting entirely of Program).

6.4.5.
Because a portion of HP’s recurring HP Net Revenue is not recorded in CABS, HP will adjust quarterly royalties payable hereunder to compensate Licensor for such non-recorded HP Net Revenue with respect to the Program.  The adjustment percentage will be based on the ratio of ** (the “Ratio”). Total recurring royalties due hereunder will be determined as follows:

**Confidential Treatment Requested.

(i)	The adjustment percentage will be determined by dividing ** by the Ratio.

(ii)	On the Effective Date of this Agreement, the Ratio is ** resulting in an adjustment percentage of **.

(iii)	The total royalty calculated from CABS-recorded revenue for the Program will be multiplied by the adjustment percentage.

The Ratio will be reviewed by the parties on an annual basis.  If the Ratio has increased or decreased, the adjustment percentage will be revised using the formula defined in this Section to reflect such change and will be documented in an amendment to this Agreement.

6.4.6.
If HP makes an upgrade product available to permit existing licensees of the Program to re-license a new version of the Program, HP and Licensor agree that the royalty due to Licensor hereunder with respect to such upgrade product will be determined using a ratio of royalty to upgrade product license fee proportional to the royalty rates stated herein.

6.5.	Support Fees – General

6.5.1.
With respect to Programs distributed by HP subject to this Agreement and in all cases subject to the existence of a support contract between HP and the customer, Licensor will deliver support services to HP as defined in Exhibit E at a fee calculated as set forth in Exhibit C.

6.5.2.
If applicable, the term “HP Net Support Services Revenue,” for purposes of support fee calculations, shall mean the amounts invoiced to customers, recorded monthly, directly related to support of each copy of the Program under a support contract with HP less any related credits, refunds, rebates and discounts actually allowed or paid by HP (to the extent not already reflected in the price so invoiced) and excluding all taxes and other incidental costs.

6.6.
Fee Warranty. Licensor warrants that the amounts payable hereunder by HP with respect to any Program are no greater than those for any other similar licensee for similar quantities of those software programs on similar hardware that correspond to such Program and on similar terms and conditions, and Licensor agrees to retroactively pass on to HP the lowest rate or price it has given to any other such licensee which meets the foregoing conditions, commencing effectively on the date it so grants the lower rate or price to any such other licensee.

6.7.
Taxes. Licensor will be responsible for and indemnify HP from all taxes, levies, social securities, and other charges and duties of a similar nature imposed on amounts paid to Licensor by HP under this Agreement, including Value Added Tax or any equivalent local non-US sales tax (the above mentioned Value Added Tax and equivalent local non-US sales tax are collectively referred to as "Indirect Tax"). HP specifically does not accept responsibility for any Indirect Tax, payable in addition to any support fee, that relates to purchases of goods or services by Licensor or Licensor's suppliers. With respect to US sales and use taxes, Licensor will exempt HP, in accordance with law, effective on the date HP provides Licensor with a duly authorized exemption certificate. If HP is required by law to make any deduction or to withhold from any sum payable hereunder, then the sum payable by HP upon which the deduction is based shall be paid to Licensor net of such deduction or withholding.  HP shall pay the applicable tax authorities any such required deduction or withholding. HP shall provide Licensor with applicable documentation as requested by Licensor in writing to HP. Upon request, HP will provide Licensor with a reseller exemption certificate.

**Confidential Treatment Requested.

6.8.
Audits. HP will keep books of account, in accordance with GAAP and its other normal accounting practices, with respect to payments due or paid under this Section. Licensor may cause a public accountancy firm hired by it on a non-contingency fee basis, after reasonable prior written notice and during normal business hours, to enter HP's premises where such books and records are normally kept, at reasonable intervals but no more frequently than on an annual basis, for purposes of auditing or inspecting all such books of account for the period(s) requested in such notice; provided, however, Licensor may not request to audit or inspect any period which has been the subject of a previous audit or inspection pursuant to this Section 6.4 or which began 2 years or more prior to the date of the notice requesting such audit or inspection. The accounting firm will disclose to Licensor only whether the records are correct or not and the specific details concerning any discrepancies. No other information will be shared. The cost of any such audit or inspection will be paid and borne by Licensor. If any such audit or inspection reveals that an overpayment or underpayment of royalties or support fees may have occurred, then the necessary correcting payment will be made within 30 days after the amount of the discrepancy is finally determined, with interest at the then "prime rate" as published in The Wall Street Journal, provided, however, in the event of an overpayment, instead of a correcting payment, HP may elect to credit any overpayment to the payment of future royalties incurred under this Agreement.

6.9.
Escalation. Questions or issues with respect to royalty or support fee payments will first be escalated to the Royalty Admin Group as set forth in the applicable Exhibit D. The Royalty Admin Group will use best commercial efforts to respond prior to the next scheduled royalty report due date. The matter may be further escalated to the Product Account Manager, as set forth in the applicable Exhibit D, at Licensor’s discretion.

7.	WARRANTY AND INTELLECTUAL PROPERTY PROTECTION

7.1.
General Warranty. Licensor warrants that it has full power and authority to grant HP the rights granted herein, has obtained the required rights for HP to any Third Party Code included in each Program, and that each Program and accompanying Documentation is free of any and all restrictions (except as expressly set forth herein), settlements, judgments or adverse claims.

7.2.
Program Warranty. Licensor warrants that for a period of ninety (90) days from the date of shipment from HP to its customer (“Warranty Period”) that each Program referred to herein will operate in accordance with and substantially conform to the Documentation and any specifications provided or agreed to in writing. HP’s exclusive remedy and the entire liability of Licensor and its suppliers under this limited warranty will be, for any failure giving rise to a breach of the foregoing warranty of which Licensor is notified on or before the end of the Warranty Period, repair or replacement, at Licensor’s option, in accordance with the Support Plan set forth in Exhibit E or, if Licensor, after the use of commercially reasonable efforts and a period of sixty (60) days (“Correction Period”), is unable to repair or replace the Program, at HP’s option, refund all royalties paid for such Program with respect to the applicable customer against return of such Program by HP to Licensor; provided, however, that HP exercises its right to such refund within sixty (60) days of the end of the Correction Period.  In no event does Licensor warrant that the Program is error-free or that HP or any customer will be able to operate the Program without problems or interruptions. The foregoing limited warranty applies only to failures in operation of the Program and does not apply to: (i) a Program that is modified by HP, an end user, or any other third party (other than by, or on behalf of, or as authorized by Licensor); (ii) a Program that is operated in violation of this Agreement or other than in accordance with the published user Documentation; (iii) failures which are caused by other software or hardware products; or (iv) any media or copy of the Program that was not originally purchased or licensed from Licensor.

**Confidential Treatment Requested.

7.3.
No Infringement Warranty. Licensor warrants that each Program, accompanying Documentation, trademarks, copyrights and trade names referred to in this Agreement do not violate or infringe any patent, copyright, trademark, trade secret or other proprietary right of any third party, and that Licensor is not aware of any facts upon which such a claim for infringement could be based. Licensor will promptly notify HP if it becomes aware of any claim or any facts upon which a claim could be based.

7.4.
Prerequisite Licenses. The Program provided hereunder may include Third Party Code. Licensor represents and warrants that it has or will have procured current, valid license agreements to such Third Party Code, which agreements provide sufficient rights to HP such that HP may receive from Licensor and use such Third Party Code as provided under this Agreement ("Prerequisite Licenses"). Upon termination of any Prerequisite License, Licensor will either (a) procure for HP the right to continue using Third Party Code or (b) as soon as reasonably practical replace Third Party Code with non-infringing software and documentation of equivalent function and efficiency.

7.5.	Intellectual Property Protection.

7.5.1.
Licensor will indemnify, defend and hold harmless HP, its affiliates, subsidiaries, assigns, agents, contractors, distributors, and customers from any third party claim, suit or proceeding alleging that a Program or any combination of a Program with an HP Product (to the extent based on or arising out of the functionality of the Program regardless of the combination) or any Documentation or any part thereof or any product provided to HP as part of the support services furnished by Licensor under this Agreement constitutes an infringement of any third party’s patent, copyright, trademark, trade name, other proprietary right or unauthorized trade secret use. Without limiting the generality of the foregoing, Licensor will pay all claims, liabilities, losses, damages, judgments, awards, costs and expenses including reasonable attorneys’ fees, expert witness fees and bonds incurred with respect to any such claim, suit or proceeding and will pay any award in connection with, arising from or with respect to any such claim, suit or proceeding or agreed to in any settlement of that claim, suit or proceeding.

7.5.2.
In case any Program or Documentation or any part thereof in such suit is held to constitute an infringement and its use is enjoined, Licensor will, or Licensor in good faith believes a Program or Documentation may constitute an infringement, Licensor may, at its own expense and at its option either (i) procure for HP and its customers the right to continue use or (ii) if applicable, replace the same with a non-infringing program and documentation of equivalent function and performance or (iii) modify them so they become non-infringing without detracting from function or performance; or (iv) if options (i), (ii) or (iii) above cannot be accomplished despite Licensor's reasonable efforts, then Licensor may terminate HP's rights and Licensor's obligations hereunder with respect to such Program and, upon return of the allegedly infringing item, refund to HP the royalties paid hereunder for such Program.

7.5.3.
HP will give Licensor prompt notice of any such claim or action, and will give Licensor the authority, information, and reasonable assistance (at Licensor’s expense) necessary to defend and, subject to the restrictions set forth in this Section, settle or compromise. If Licensor does not diligently pursue resolution of the claim nor provide HP with reasonable assurances that it will diligently pursue resolution, then HP may, without in any way limiting its other rights and remedies, defend such claim or action and collect all costs of doing so from Licensor.  Any settlement or compromise Licensor desires to enter into will be subject to HP’s prior written approval. However, Licensor can settle any IP Claim without HP’s consent so long as a full and unconditional release is provided to HP and no agreed order, consent judgment or the like is entered into which would prejudice HP (other than an obligation to cease use and distribution of the applicable Program).

7.5.4.
Notwithstanding the foregoing, Licensor will have no responsibility for claims arising solely and directly from (i) improper installation, repair (other than by Licensor or Licensor’s agents), or unauthorized modifications of a Program made by HP if such claim would not have arisen but for such modifications; (ii) unauthorized combination or use of a Program with products not specified in the Documentation or reasonably inferable therefrom, if such claim would not have arisen but for such combination or use; (iii) have been used in a manner contrary to specifications or Documentation or outside the licensed use; or (iv) is distributed, licensed, leased, sold or otherwise transferred by HP after the date that HP is provided with a non-infringing replacement or modified Program as provide in Section 7.5.2 above. In addition, Licensor will have no responsibility for certain claims as follows arising solely and directly from functional requirements provided by HP:  (a) if a functional requirement constitutes a misappropriation of third party trade secrets by HP and implementation into a Program results in a trade secret misappropriation claim from such third party, or (b if a functional requirement implemented into a Program results in a claim of patent infringement by a third party (unless Licensor had actual knowledge of the infringing nature of the functional requirement prior to implementing such functional requirement into a Program).

7.5.5.	THIS SECTION 7.5 STATES THE ENTIRE LIABILITY OF LICENSOR WITH RESPECT TO ANY CLAIM OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS BY THE PROGRAMS OR DOCUMENTATION.

7.6.
Ownership; Right to Grant Licenses. Licensor and its suppliers are the exclusive owner of all right, title and interest in and to the Programs and all patents, copyrights, trademarks and other intellectual property rights that protect any of the Programs (including Enhancements and Additional Programs), Documentation, Sales Tools or Support Tools that either (i) exist as of the Effective Date of this Agreement or (ii) are added to Exhibit A to this Agreement after the date hereof, in each case free and clear of any and all liens or other adverse claims or any restriction or limitation that affects Licensor’s ability to grant licenses of the scope and nature granted by Licensor to HP under this Agreement.

7.7.
Warranty Disclaimer. EXCEPT AS EXPRESSLY PROVIDED HEREIN, LICENSOR MAKES NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, REGARDING ANY PROGRAM, INCLUDING BUT NOT LIMITED TO ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE.

8.	TERM AND TERMINATION

8.1.	Termination. This Agreement may only be terminated as follows:

8.1.1.
Term.  The initial term of this Agreement will commence on the Effective Date and remain in effect for 3 years; provided, however, that the term of this Agreement will be extended automatically from year to year thereafter, unless terminated as of any anniversary date of said Effective Date by either party upon written notice provided at least 180 days prior to such termination date.

8.1.2.	Joint Agreement. HP and Licensor may jointly agree in writing to terminate this Agreement.

8.1.3.
Breach. Either party may terminate this Agreement, either in its entirety or, at HP’s discretion, with respect to any applicable Program, effective upon written notice to the other if the other party violates any material covenant, agreement, representation or warranty contained herein or defaults or fails to perform any of its material obligations or agreements hereunder, which violation, default or failure is not cured within thirty (30) days after notice thereof from the non-defaulting party stating its intention to terminate this Agreement. HP will be liable for payment of any remaining applicable Minimum Royalty, as set forth in Exhibit C, unless this Agreement is terminated by HP as a result of: (i) default by Licensor directly related to the Program for which such Minimum Royalty is due, including but not limited to substantially failing to, or ceasing to provide support for such Program under this Agreement; (ii) a Change of Control pursuant to Section 8.1.6; or (iii) a material breach of Licensor’s obligations of confidentiality pursuant to Section 10.

8.1.4.
Insolvency; Bankruptcy. Either party may terminate this Agreement in the event the other party ceases conducting business in the normal course, admits in writing its inability to pay its debts, makes a general assignment for the benefit of its creditors, becomes insolvent, agrees or permits the appointment of a trustee or receiver for itself or any of its companies or units or commences any voluntary proceeding under any bankruptcy, reorganization, insolvency or dissolution statute or similar law in any jurisdiction or any such foregoing proceeding is filed, whether voluntary or involuntary, and remains in effect and is not dismissed for sixty (60) days or more or judgment is entered against such party and such party is adjudicated insolvent.

8.1.5.
Convenience. HP may terminate this Agreement at any time upon at least ninety (90) days prior written notice to Licensor for convenience, subject only to the payment, on or before the termination date, of any remaining applicable Minimum Royalty as set forth in Exhibit C.

8.1.6.
Change of Control. HP may terminate this Agreement effective upon written notice to Licensor upon the occurrence of a Change of Control of Licensor. For purposes of this Agreement, the term “Change of Control” shall mean (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of beneficial ownership (within the meaning of rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (a) the then outstanding shares of common stock of Licensor or (b) the combined voting power of the then outstanding voting securities of Licensor entitled to vote generally in the election of directors or (ii) the direct or indirect (by merger, reorganization, consolidation or otherwise) sale of all or substantially all of the assets of Licensor or of the business unit of Licensor primarily responsible for the development and maintenance of the Programs.

8.2.
Effect of Termination and Survival. Notwithstanding any termination of this Agreement, all licenses granted to customers for use of any Program will survive. In addition, the provisions of this Agreement regarding Escrow Agreement and Source Code License (Section 3.9); Support (Section 5); Warranty and Intellectual Property Protection (Section 7); Limitation of Liability (Section 9); Confidentiality (Section 10); and Miscellaneous Clauses (Section 11) shall survive any termination or expiration of this Agreement.  Upon the termination or expiration of this Agreement for any reason: (i) except for the license granted to HP to use in the fulfillment of  its support obligations to customers, for so long as HP has such obligations, all rights given to HP hereunder will terminate, no residual rights will remain with HP, and HP will not sublicense, sell or otherwise distribute the Programs to any third party; (ii) HP will pay Licensor all amounts accrued and/or due and outstanding as of the date of termination or expiration and remit such payment within forty-five (45) days of the termination date; and (iii) except as HP deems necessary to fulfill its obligations to customers, HP will return to Licensor all Confidential Information of Licensor in HP’s possession or control and all copies and portions thereof, in all forms and types of media, or at Licensor’ request, destroy such materials and provide Licensor with an officer’s written certification of compliance with the foregoing, and HP will not thereafter make any use of such material or Confidential Information. Upon any termination of this Agreement, Licensor will promptly return to HP or, at HP's request, destroy, any HP Confidential Information in its possession or control and all copies and portions thereof, in all forms and types of media, and provide HP with an officer's written certification, certifying to Licensor compliance with the foregoing.

9.	LIMITATION OF LIABILITY

9.1.
WITH THE EXCEPTION OF SECTION 10 (CONFIDENTIAL INFORMATION), TO THE FULLEST EXTENT PERMITTED BY LAW, UNLESS EXPRESSLY PROVIDED OTHERWISE UNDER THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES TO THE OTHER PARTY (INCLUDING, BUT NOT LIMITED TO LOSS OF PROFITS) ARISING OUT OF ANY PERFORMANCE OF THIS AGREEMENT OR IN FURTHERANCE OF THE PROVISIONS OR OBJECTIVES OF THIS AGREEMENT, REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED ON TORT, CONTRACT OR ANY OTHER LEGAL THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.2.
WITH THE EXCEPTION OF SECTION 7.5 (INTELLECTUAL PROPERTY PROTECTION) AND SECTION 10 (CONFIDENTIAL INFORMATION), DURING THE TERM OF THIS AGREEMENT, HP’S AGGREGATE LIABILITY TO LICENSOR FOR DIRECT DAMAGES ARISING OUT OF HP’S PERFORMANCE OF THIS AGREEMENT, UNDER ANY LEGAL THEORY, SHALL NOT EXCEED THE GREATER OF ** OR THAT AMOUNT PAID BY HP TO LICENSOR DURING THE PRIOR TWELVE (12) MONTH PERIOD.  DURING THE TERM OF THIS AGREEMENT, LICENSOR’S AGGREGATE LIABILITY TO HP FOR DIRECT DAMAGES ARISING OUT OF LICENSOR’S PERFORMANCE OF THIS AGREEMENT, UNDER ANY LEGAL THEORY, SHALL NOT EXCEED THE GREATER OF ** OR THAT AMOUNT PAID BY HP TO LICENSOR DURING THE PRIOR TWELVE MONTH PERIOD.

9.3.
NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, ANY PURPORTED LIMITATION ON LICENSOR’S LIABILITY, EITHER AS TO TYPE OR AMOUNT OF DAMAGES SHALL NOT APPLY TO ANY CLAIM ARISING FROM THE LICENSOR’S BREACH OF ITS OBLIGATION WITH RESPECT TO (i) SECTION 10 (CONFIDENTIAL INFORMATION) OR (ii) ANY FINAL JUDGMENT AWARDED OR SETTLEMENT AGREED TO BY LICENSOR IN ACCORDANCE WITH SECTION 7.5 LICENSOR’S INTELLECTUAL PROPERTY PROTECTION OBLIGATIONS.

10.	CONFIDENTIAL INFORMATION

10.1.	Programs. Each Program in object code form and related Documentation provided to HP hereunder are deemed Confidential Information.

10.2.
Confidential Information. During the term of this Agreement, either party may receive or have access to technical information, including without limitation source code, and Program architecture, as well as information about product plans and strategies, promotions, pricing, customers and related non-technical business information which the disclosing party considers to be confidential and which is marked as confidential at the time of disclosure or which, if disclosed orally, is identified as confidential at the time of disclosure and is followed within thirty (30) days of disclosure with a written memorandum so stating to the receiving party’s Designated Recipient for Notice (“Confidential Information”). Confidential Information will be used by only those employees, agents, or contractors of the receiving party who have a need to know such information for purposes related to this Agreement and who have executed separate agreements containing confidentiality provisions no less protective of the disclosing party than set forth herein.

** Confidential Treatment Requested.

10.3.
Protection of Confidential Information. The receiving party will protect any such Confidential Information of the disclosing party by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination or publication of the Confidential Information as the receiving party uses to protect its own confidential information of like nature. The receiving party will, if permitted by law, provide reasonable prior notice to the disclosing party and so that disclosing party may request a protective order if the receiving party is required to reveal the Confidential Information under a subpoena, court order or other operation of law. The foregoing restriction will survive termination of this Agreement, but will not apply to any information which (i) was in the receiving party’s possession prior to receipt from the disclosing party, (ii) is independently developed or learned by the receiving party, (iii) is publicly known or readily ascertainable by proper means, (iv) is rightfully received from a third party without a duty of confidentiality, (v) is disclosed by the disclosing party to a third party without an express or implied duty of confidentiality on the third party, (vi) is disclosed under operation of law or (vii) is disclosed by the receiving party with the disclosing party’s prior written approval.

10.4.
Licensor Source Code. HP agrees to treat any Source Code Programs provided by Licensor hereunder as Confidential Information of Licensor under this Section 10 until an exclusion set forth under Section 10.3 applies.

10.5.
Residuals. Notwithstanding the foregoing, either party may use and disclose any Residuals for any purpose, subject to confidentiality restrictions hereunder, except that no license to any patent or copyright is granted under this Section 10.5. The term “Residuals” means Confidential Information in non-tangible form which may be retained in the unaided memories of any of the employees, agents, or contractors of the receiving party, but shall not include any third party Confidential Information.  The receiving party shall have no obligation to limit or restrict the assignment of its employees, agents, or contractors or to pay royalties for any work resulting from the use of Residuals.

10.6.
Independent Development.  Licensor understands that HP designs, develops and acquires hardware and software for use with its own computer system products, and that existing or planned hardware and software which HP can demonstrate was independently developed without use of Licensor’s proprietary information or Confidential Information or acquired by HP may contain ideas and concepts similar or identical to those contained in Licensor’s Programs, Documentation, Sales Tools or Support Tools.  Licensor agrees that entering into this Agreement shall not preclude HP, in any way, from using such ideas and concepts to develop or acquire similar hardware or software for any purpose, provided that HP does not use Licensor’s proprietary information or Confidential Information.

11.	MISCELLANEOUS CLAUSES

11.1.
Notices. All notices to be given under this Agreement must be in writing and addressed to the receiving party’s designated recipient specified in Exhibit D. Notices are validly given upon the earlier of confirmed receipt by the receiving party or three (3) days after dispatch by courier or certified mail, postage prepaid, properly addressed to the receiving party. Notices may also be delivered by telefax and will be validly given upon oral or written confirmation of receipt. Either party may change its address for purposes of notice by giving notice to the other party in accordance with these provisions.

11.2.	Exhibits. Each Exhibit attached to this Agreement is deemed a part of this Agreement and incorporated herein wherever reference to it is made.

11.3.
Independent Contractors. The relationship of the parties established under this Agreement is that of independent contractors and neither party is a partner, employee, agent or joint venture of or with the other.

11.4.
Assignment. Neither this Agreement nor any part hereof may be assigned by either party without the other party’s prior written consent; any attempted assignment is void. Notwithstanding the foregoing, HP may assign or transfer this Agreement without such consent as a consequence of a merger, acquisition, consolidation, reorganization or sale of substantially all of its assets or of the business to which this Agreement pertains. Further, notwithstanding the foregoing, subject to and not in derogation of HP’s rights to terminate this Agreement pursuant to Section 8.1.6 above, Licensor may assign or transfer this Agreement with notice, but without the prior consent of HP, only in the event of a Change of Control.

11.5.
No Waiver. The waiver of any term, condition or provision of this Agreement must be in writing and signed by an authorized representative of the waiving party. Any such waiver will not be construed as a waiver of any other term, condition or provision except as provided in writing, nor as a waiver of any subsequent breach of the same term, condition or provision.

11.6.
Export Control. When a party is responsible for shipment of the Program to an agreed-upon destination, such party agrees to comply with all applicable United States laws and regulations which may govern the export of Program abroad, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce.

11.7.	Definition of Days. All references in this Agreement to “days” will, unless otherwise specified herein, mean calendar days.

11.8.
Headings. The Section Headings used in this Agreement are for convenience of reference only. They will not limit or extend the meaning of any provision of this Agreement, and will not be relevant in interpreting any provision of this Agreement.

11.9.
No Publication. Except as set forth in Section 3.5 hereof, neither party may publicize or disclose to any third party, without the written consent of the other party, the existence or terms of this Agreement. Without limiting the generality of the foregoing sentence, no press releases may be made without the mutual written consent of each party.

11.10.
Severability. If any provision in this Agreement is held invalid or unenforceable by a body of competent jurisdiction, such provision will be construed, limited or, if necessary, severed to the extent necessary to eliminate such invalidity or unenforceability. The parties agree to negotiate in good faith a valid, enforceable substitute provision that most nearly effects the parties’ original intent in entering into this Agreement or to provide an equitable adjustment in the event no such provision can be added. The other provisions of this Agreement will remain in full force and effect.

11.11.
No Use Obligation. Except as expressly provided herein and subject to the terms and conditions herein, HP may in its sole discretion decide whether or not to use or distribute or sell any Program as it deems appropriate. Nothing in this Agreement shall be construed or interpreted as placing a “best efforts” standard upon HP with respect to the use and distribution of any Program.

11.12.
Force Majeure. Nonperformance of either party will be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions or other similar reason where failure to perform is beyond the control and not caused by the negligence of the nonperforming party, provided that the nonperforming party gives prompt notice of such conditions to the other party and makes all reasonable efforts to perform. If the force majeure event continues for a period of ninety (90) days, HP may terminate this Agreement. If such termination impacts development work as set forth in Section 2, HP will incur no liability for payment of any applicable Minimum Royalty, as defined in Exhibit C, except as expressly stated herein.

11.13.
No Third Party Beneficiaries. Unless otherwise expressly provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any person or entity other than Licensor and HP any rights, remedies or other benefits under or by reason of this Agreement.

11.14.
Entire Agreement. This Agreement comprises the entire understanding between the parties with respect to its subject matters and supersedes any previous communications, representations or agreements, whether oral or written with respect to the Program(s), including without limitation the OEM Purchase Agreement No. 1783-090203. For purposes of construction, this Agreement will be deemed to have been drafted by both parties. No modification of this Agreement will be binding on either party unless in writing and signed by an authorized representative of each party.

11.15.
Governing Law. This Agreement will be governed in all respects by the laws of the State of New York without reference to any choice of laws provisions. The Licensor consents to the jurisdiction of the federal and state courts within the State of New York, and the United States of America. Both parties hereby waive any applications of the United Nations Convention on Contracts for the International Sale of Goods (as promulgated in 1980 and any successor or subsequent conventions) with respect to the performance or interpretations of this Agreement.

11.16.	Counterparts. This Agreement may be executed by facsimile and in counterparts, each of which will be deemed an original and together which shall constitute one and the same instrument.

11.17.
Order of Precedence. In the event of any conflict between the terms and conditions of this Agreement and any Attachments and/or Exhibits, the following shall be the order of precedence: Exhibits, Attachments, this Agreement.

Agreed:
HEWLETT-PACKARD COMPANY	CROSSROADS SYSTEMS, INC.
Licensor

By:	By:

Print Name:	Print Name:

Title:	Title:

Date:	Date:

EXHIBIT A1
LICENSED PROGRAMS

DESCRIPTION OF PROGRAM AND DOCUMENTATION FOR HP NEOVIEW PRODUCT

Programs:

Crossroads DBProtector Database Logging when licensed in conjunction with HP’s Neoview Products to support HP Neoview database (“Database Logging”).

Crossroads DBProtector Database Security licensed in conjunction with HP’s Neoview Products to support HP Neoview database (“Database Security”).

3rd Party Code or Open Source:

List to be provided 30 days prior to delivering a Complete Copy of the Programs.

Documentation:

Online Help, Quick Setup Guide and Configuration Guide

Sales Tools:

Datasheet, Product Presentation and Sales Guide

Support Tools:

Release notes.

Internal Use Copies: Notwithstanding anything to the contrary in Section 3.2(vii), the number of copies of Database Logging and Database Security available for internal use will be forty (40) each.

FORM AND MEDIA FOR PROGRAM AND DOCUMENTATION

Program Form/Media:  Documentation CD and a DVD with an ISO image.

Documentation Form/Media:  Documentation CD in FrameMaker format.

Sales Tools Form/Media: In MS Word and PDF format

Support Tools Form/Media: In Word and PowerPoint format. The Transfers of Information (TOIs) will be delivered via web conference.

EXCLUSIVE SOLUTION. HP agrees that during the Term of the Agreement, HP shall not itself develop, nor license from any third party, nor promote, market or distribute, any software with similar features and functionalities (or fulfilling similar purposes) as the Database Logging and/or Database Security Programs for use with Neoview SQL database solutions, except in cases where an HP customer requests the use of other software.

DBPROTECTOR SUPPORT. As HP and the Licensor jointly agree to new hardware models for running the DBProtector software, HP will provide Licensor, at no charge to Licensor, three (3) servers in the appropriate hardware configuration (“New Model Configuration”). Licensor may purchase HP hardware support for such New Model Configuration. Upon the completion of Licensor’s development and support work, HP will have the right to request the return of such New Model Configuration. Additional hardware configurations may be purchased through HP’s Developer and Solutions Partner Program (“DSPP”).

EXHIBIT A2
LICENSED PROGRAMS

DESCRIPTION OF PROGRAM AND DOCUMENTATION FOR HP NEOVIEW PRODUCT

Programs:

Any one of the following software products when licensed in conjunction with HP’s Neoview Products (“Neoview VTS”):

HP Program ID	Description
VT5900-D00	Application Software
VT5900-F00	Application Software
VT5900-M00	Application Software

3rd Party Code or Open Source:

List to be provided on or before 30 days after Effective Date.

Documentation:

Online Help, Product Overview and Installation Guide

Sales Tools:

Datasheet, Product Presentation and Sales Guide

Support Tools:

Release notes.

FORM AND MEDIA FOR PROGRAM AND DOCUMENTATION

Program Form/Media:  Documentation CD and a DVD with an ISO image.

Documentation Form/Media:  Documentation CD in FrameMaker format.

Sales Tools Form/Media: In MS Word and PDF format

Support Tools Form/Media: In Word and PowerPoint format. The Transfers of Information (TOIs),. if any will be delivered via web conference.

ACCEPTANCE

The Complete Copy of Neoview VTS and its associated Documentation is hereby accepted pursuant to Section 2.8 of the Agreement.

NEOVIEW VTS SUPPORT

As HP and the Licensor jointly agree to new hardware models for running the Neoview VTS software, HP will provide Licensor, at no charge to Licensor, two (2) servers in the appropriate hardware configuration (“New Model Configuration”). Licensor may purchase HP hardware support for such New Model Configuration. Upon the completion of Licensor’s development and support work, HP will have the right to request the return of such New Model Configuration. Additional hardware configurations may be purchased through HP’s Developer and Solutions Partner Program (“DSPP”).

EXHIBIT A3
LICENSED PROGRAMS

DESCRIPTION OF PROGRAM AND DOCUMENTATION FOR HP NONSTOP PRODUCT

Programs:

Any one of the following software products when licensed in conjunction with HP’s NonStop Products (collectively referred to herein as “NonStop VTS”):

HP Program ID	Description
VT5900-B00	Application SW with (2) VTDs for VT5900-B
VT5900-GFS	Global File System Software
VT5900-K00	Application Software with two VTDs for VT5900-K
VT5900-SV	Secure VTS
VT5903	Site License
VT5907	4-pack of Instant/DR and AutoCopy
VT5907-A	Instant DR and Autocopy
VT5908	4-pack of Daisy Chain VTDs
VT5908-A	Single Daisy Chain VTD
VT5910	4-pack of VTDs
VT5910-A	Single VTD
VT5911	Redundant VTD
VT5912	Single Data Compression
VT5913	ACSLS Manager
VT5920	VTD with compression

3rd Party Code or Open Source:

List to be provided on or before 30 days after Effective Date.

Documentation:

Online Help, Product Overview and Installation Guide

Sales Tools:

Datasheet, Product Presentation and Sales Guide

Support Tools:

Release notes.

FORM AND MEDIA FOR PROGRAM AND DOCUMENTATION

Program Form/Media:  Documentation CD and a DVD with an ISO image.

Documentation Form/Media:  Documentation CD in FrameMaker format.

Sales Tools Form/Media: In MS Word and PDF format

Support Tools Form/Media: In Word and PowerPoint format. The Transfers of Information (TOIs), if any, will be delivered via web conference.

ACCEPTANCE

The Complete Copy of NonStop VTS and its associated Documentation is hereby accepted pursuant to Section 2.8 of the Agreement.

NONSTOP VTS SUPPORT

As HP and the Licensor jointly agree to new hardware models for running the NonStop VTS software, HP will provide Licensor, at no charge to Licensor, two (2) servers in the appropriate hardware configuration (“New Model Configuration”). Upon the completion of Licensor’s development and support work, HP will have the right to request the return of such New Model Configuration. Additional hardware configurations may be purchased through HP’s Developer and Solutions Partner Program (“DSPP”).

EXHIBIT B
HP PRODUCT TYPES AND COMPATIBILITY REQUIREMENTS

1.	HP NEOVIEW PRODUCT: HP Neoview database at minimum version level R2.3 and any successor HP Product.

COMPATIBILITY REQUIREMENTS:

•	The Programs in Exhibits A1 and A2 will support the HP Product set forth above.

•
The Programs in Exhibits A1 and A2 may be installed on an HP Proliant hardware/platform, the specific model of which is to be mutually agreed upon prior to commencement of any development work on the Programs by Licensor.

•	If HP licenses a Program for internal use in a hosted service bureau or application service provider environment, HP will so inform Licensor.

2.	HP NONSTOP PRODUCT: HP NonStop software at minimum version levels G06.22; H06.03; and J06.03, and any successor HP Product.

COMPATIBILITY REQUIREMENTS:

•	The Programs in Exhibit A3 will support the HP Product set forth above.

•
The Programs in Exhibit A3 may be installed on an HP Proliant hardware/platform, the specific model of which is to be mutually agreed upon prior to commencement of any development work on the Programs by Licensor.

•	If HP licenses a Program for internal use in a hosted service bureau or application service provider environment, HP will so inform Licensor.

EXHIBIT C

PRICING

1.           HP Neoview Product Royalty and Support Fee Terms

1.1.
DBProtector. The terms of this Section 1.1 apply only to the Programs known as Database Logging and Database Security, collectively referred to as Crossroads Strongbox DBProtector distributed by HP on HP Neoview platforms only (“DBProtector”):

(a)
Royalty. HP will pay Licensor ** of HP Net Revenue for each DBProtector Program, subject to the royalty minimums as set forth in Table 1.1(a). Unless otherwise mutually agreed in writing, HP will offer the DBProtector Programs on a one-time-license-charge basis only.

(b)
Minimum Royalty. During a ** for Phase I of Project Statement 1 and an ** for Phase III of Project Statement 1, beginning on the date indicated below (collectively "Minimum Royalty Term"), HP agrees to pay Licensor a minimum guaranteed royalty (“Minimum Royalty”) as follows:

(1)	** upon HP’s acceptance of Phase I of Project Statement 1for Database Logging.

(2)	** upon HP’s acceptance of Phase III of Project Statement 1for Database Security.

All payments made in accordance with Section 6.4 of the Agreement during each respective Minimum Royalty Term will be credited toward the Minimum Royalty for the applicable Program. If, upon expiration of a Minimum Royalty Term, the total royalties paid by HP with respect to the applicable Program do not equal the Minimum Royalty due for such Program, HP will pay Licensor the balance of the Minimum Royalty due for such Program within ** days of the end of the Minimum Royalty Term.

For avoidance of doubt, HP will pay Licensor actual royalties due for each DBProtector Program during its respective Minimum Royalty Term which may exceed the applicable Minimum Royalty. Following either or both Minimum Royalty Terms, royalties will continue to be payable to Licensor in accordance with Section 6.4 of the Agreement.

(c)
Support Fees. For support of the DB Protector Program to be provided by Licensor in accordance with Exhibit E, HP will pay Licensor (i) ** of Net Support Services Revenue (as defined in Section 6.5.2 of the Agreement) on DBProtector Programs in those locations where such revenue information is available on a timely basis, or (ii) in accordance with the support minimums set forth in Table 1.1(c) in all other locations. Notwithstanding anything to the contrary in the Agreement or this Section 1.1, all support fees are subject to the support minimums as set forth in Table 1.1(c), independent of HP’s support plan type.

**Confidential Treatment Requested.

Table 1.1(a)
DBProtector Royalty Minimums

Number of Neoview Segments *	Royalty minimum for “Database Logging”	Royalty minimum for “Database Security”
1	**	**
2	**	**
3	**	**
4	**	**
5	**	**
6	**	**
7	**	**
8	**	**
10	**	**
12	**	**
14	**	**
16	**	**

* A “Neoview Segment” is defined as sixteen (16) processors

Table 1.1(c)
DBProtector Monthly Support Fee Minimums

Number of Neoview Segments *	Monthly Support Fee minimum for “Database Logging”	Monthly Support Fee minimum for “Database Security”
1	**	**
2	**	**
3	**	**
4	**	**
5	**	**
6	**	**
7	**	**
8	**	**
10	**	**
12	**	**
14	**	**
16	**	**

* A “Neoview Segment” is defined as sixteen (16) processors

1.2	Neoview VTS. The terms of this Section 1.2 apply only to the Programs known as Neoview VTS:

(a)
Royalty. For each copy of Neoview VTS distributed by HP hereunder, HP will pay a royalty to Licensor under this Agreement equal to ** of HP Net Revenue. Unless mutually agreed in writing, HP will offer the Neoview VTS Programs on a one-time-license-charge basis only.

(b)
Royalty Minimum. Notwithstanding anything to the contrary in Section 1.2(a), in no event will the royalty paid to Licensor hereunder for each copy of the Neoview VTS be less than ** for Neoview VTS offered on a one-time license charge basis.

**Confidential Treatment Requested.

(c)
Support Fees. For support of the Neoview VTS Program to be provided by Licensor in accordance with Exhibit E, HP will pay Licensor (i) ** of Net Support Services Revenue (as defined in Section 6.5.2 of the Agreement) on Neoview VTS Programs in those locations where such revenue information is available on a timely basis, or (ii) ** of HP’s then-current U.S. list support price at HP’s Basic support service ** level in all other locations.

(d)
Monthly Support Minimum. Notwithstanding anything to the contrary in Section 1.2(c), in no event will the support fee paid to Licensor hereunder for support of the Neoview VTS be less than ** per month, independent of HP’s support plan type.

2.           HP NonStop Product Royalty and Support Fee Terms

The terms of this Section 2 apply only to the Programs known as NonStop VTS:

(a)
Royalty. For each copy of each NonStop VTS Program distributed by HP hereunder, HP will pay a royalty to Licensor under this Agreement equal to the amount set forth in Table 2(a). Unless mutually agreed in writing, HP will offer the NonStop VTS Programs on a one-time-license-charge basis only.

Table 2(a)
NonStop VTS Product Royalty

HP Program ID	Per Copy Product Royalty
VT5900-SV	**
VT5900-K00	**
VT5900-GFS	**
VT5903	**
VT5907-A	**
VT5910-A	**
VT5912	**
VT5920	**

(b)
Support Fees. For support of the NonStop VTS Program to be provided by Licensor in accordance with Exhibit E, HP will pay Licensor ** of HP’s U.S. list support price at HP’s Basic support service ** level.

**Confidential Treatment Requested.

EXHIBIT D1
ACCOUNT MANAGERS - DBProtector

Licensor	HP
Name: Craig Harries	Name: **
Title: Product Account Manager	Title: Product Account Manager
Address: 11000 North MoPac Expressway Austin, TX 78759	Address: 11000 Wolfe Road Cupertino, CA 95014
Phone: 310-428-7068	Phone: **
Fax: 512-928-7924	Fax: **
Email: charries@Crossroads.com	Email: **

Licensor	HP
Name: N/A	Name: **
Title: Program Manager	Title: Program Manager
Address:	Address: 11000 Wolfe Road Cupertino, CA 95014
Phone:	Phone: **
Fax:	Fax: : **
Email:	Email: **

Licensor	HP
Name: Debasmita (Mita) Roychowdhury	Name: **
Title: Product Manager	Title: Product Manager
Address: 11000 North MoPac Expy. Austin, TX 78759	Address: 11000 Wolfe Road Cupertino, CA 95014
Phone: 512-928-7193	Phone: **
Fax: 512-928-7924	Fax: **
Email: droychowdhury@Crossroads.com	Email: **

Licensor	HP
Name: Sharon Alexander	Name: **
Title: Support Account Manager	Title: Support Account Manager
Address: 11000 North MoPac Expy. Austin, TX 78759	Address: 309 Gailes Court Roseville, CA 95747
Phone: 512-928-7549	Phone: **
Fax: 512-928-7402
Email: salexander@crossroads.com	Email: **

Licensor	HP
Name: Con Hendren	Name: **
Title: Contract Account Manager	Title: Contract Account Manager
Address: 11000 North MoPac Expy. Austin, TX 78759	Address: 8000 Foothills Blvd. Roseville, CA 95747
Phone: 512-928-7127	Phone: **
Fax: 512-928-7924	Fax:
Email:	Email: **

HP
Name: **
Title: Royalty Admin. Group
Email: **

**Confidential Treatment Requested.

DESIGNATED RECIPIENT FOR LEGAL NOTICE

Licensor	HP
Name: Jennifer Crane	Name: **
Title: VP Finance	Title: General Counsel
Address: 11000 North MoPac Expy. Austin, TX 78759	Address: 16399 W Bernardo Drive San Diego, CA 92127
Phone: 512-928-7129	Phone: **
Fax: 512-928-7386	Fax: **
Email:	Email: **

**Confidential Treatment Requested.

EXHIBIT D2
ACCOUNT MANAGERS –Neoview VTS

Licensor	HP
Name: Craig Harries	Name: **
Title: Product Account Manager	Title: Product Account Manager
Address: 11000 North MoPac Expressway Austin, TX 78759	Address: 11000 Wolfe Road Cupertino, CA 95014
Phone: 310-428-7068	Phone: **
Fax: 512-928-7924	Fax: **
Email: charries@Crossroads.com	Email: **

Licensor	HP
Name: N/A	Name: **
Title: Program Manager	Title: Program Manager
Address:	Address: 14231 Tandem Boulevard Austin, TX 78728
Phone:	Phone: **
Fax:	Fax: :
Email:	Email: **

Licensor	HP
Name: Craig Harries	Name: **
Title: Product Manager	Title: Product Manager
Address: 11000 North MoPac Expressway Austin, TX 78759	Address: 11000 Wolfe Road Cupertino, CA 95014
Phone: 310-428-7068	Phone: **
Fax: 512-928-7924	Fax:
Email: charries@Crossroads.com	Email: **

Licensor	HP
Name: Sharon Alexander	Name: **
Title: Support Account Manager	Title: Support Account Manager
Address: 11000 North MoPac Expy. Austin, TX 78759	Address: 309 Gailes Court Roseville, CA 95747
Phone: 512-928-7549	Phone: **
Fax: 512-928-7402
Email: salexander@crossroads.com	Email: **

Licensor	HP
Name: Con Hendren	Name: **
Title: Contract Account Manager	Title: Contract Account Manager
Address: : 11000 North MoPac Expy. Austin, TX 78759	Address: 8000 Foothills Blvd. Roseville, CA 95747
Phone: 512-928-7127	Phone: **
Fax: 512-928-7924	Fax:
Email:	Email: **

HP
Name: **
Title: Royalty Admin. Group
Email: **

**Confidential Treatment Requested.

DESIGNATED RECIPIENT FOR LEGAL NOTICE

Licensor	HP
Name: Jennifer Crane	Name: **
Title: VP Finance	Title: General Counsel
Address: : 11000 North MoPac Expy. Austin, TX 78759	Address: 16399 W Bernardo Drive San Diego, CA 92127
Phone: 512-928-7127	Phone : **
Fax: 512-928-7924	Fax: **
Email:	Email: **

**Confidential Treatment Requested.

EXHIBIT D3
ACCOUNT MANAGERS – NonStop VTS

Licensor	HP
Name: Craig Harries	Name: **
Title: Product Account Manager	Title: Product Account Manager
Address: 11000 North MoPac Expressway Austin, TX 78759	Address: 11000 Wolfe Road , Mail Stop 4220324 Cupertino, CA 95014
Phone: 310-428-7068	Phone: **
Fax: 512-928-7924
Email: charries@Crossroads.com	Email: **

Licensor	HP
Name: N/A	Name: **
Title: Program Manager	Title: Program Manager
Address:	Address: 11000 Wolfe Road, Mail Stop 4220324 Cupertino, CA 95014
Phone:	Phone: **
Email:	Email: **

Licensor	HP
Name: Debasmita (Mita) Roychowdhury	Name: **
Title: Product Manager	Title: Product Manager
Address: 11000 North MoPac Expy. Austin, TX 78759	Address: 11000 Wolfe Road, Mail Stop 4220324 Cupertino, CA 95014
Phone: 512-928-7193	Phone: **
Fax: 512-928-7924
Email: droychowdhury@Crossroads.com	Email: **

Licensor	HP
Name: Sharon Alexander	Name: **
Title: Support Account Manager	Title: Support Account Manager
Address: 11000 North MoPac Expy. Austin, TX 78759	Address: 309 Gailes Court Roseville, CA 95747
Phone: 512-928-7549	Phone: **
Fax: 512-928-7402
Email: salexander@crossroads.com	Email: **

Licensor	HP
Name: Con Hendren	Name: **
Title: Contract Account Manager	Title: Business Relations Manager
Address: 11000 North MoPac Expy. Austin, TX 78759	Address: 11000 Wolfe Road Cupertino, CA 95014
Phone: 512-928-7127	Phone: **
Fax: 512-928-7924
Email:	Email: **

HP
Name: **
Title: Royalty Admin. Group
Email: **
**Confidential Treatment Requested.

DESIGNATED RECIPIENT FOR LEGAL NOTICE

Licensor	HP
Name: Jennifer Crane	Name: **
Title: VP Finance	Title: General Counsel
Address: 11000 North MoPac Expy. Austin, TX 78759	Address: 3000 Hanover Street Palo Alto, CA 94304-1112
Phone: 512-928-7129	Phone: **
Fax: 512-928-7386
Email:	Email: **

**Confidential Treatment Requested.

EXHIBIT E
SOFTWARE SUPPORT TERMS AND CONDITIONS

1.	DEFINITIONS

In addition to the definitions set forth in the Agreement to which this Exhibit E is appended, the words below shall have the following meaning ascribed to them for the purposes of this Exhibit E.  In the event there is a conflict of terms or definitions between the Agreement and this Exhibit E, the terms contained herein shall have precedence only as they pertain to this Exhibit E.

1.1.
“Action Plan” means a plan mutually developed by HP and Licensor or as otherwise specified in Attachment A-2 that identifies the Customer, contains a Problem statement, a clear description of the Problem, describes the impact of the Problem to the Customer, and clearly defines the goals, actions, target/estimated time frames and responsible individuals to deliver a Problem Resolution.

1.2.	“Beta or Pre-release Product” means new or revised versions of the Product that are available for evaluation and/or testing prior to commercial release.

1.3.	“Business Day” means Licensor’s local Business Day at the location where Licensor’s support to HP is being provided.

1.4.	“Business Hour” means Licensor’s local Business Hours at the location where Licensor’s support to HP is being provided.

1.5.	“Customer” means the entity to which HP is obligated to provide services for Product(s) under Service Agreement(s).

1.6.	“Kit” means any Product, including Major Versions and Minor Versions, that may include Documentation and/or Media in physical or electronic form.

1.7.
“Level 0 Support” means the initial response provided to a Customer-initiated request for support.  Level 0 Support includes, but may not be limited to the verification and validation that the Customer is entitled to receive services, the logging of suspected Problems with the Product reported by the Customer, recording the details of the Problem in a problem-management database, dispatching the request for support as specified herein, and managing the Customer call to an acceptable closure.

1.8.
“Level 1 Support” means the services provided in response to a Customer’s notification of a suspected Problem in the Product.  These services include, but may not be limited to, answering Product installation, configuration and usage questions, Problem isolation and identification, determination of whether a solution is contained in Product Information and a review of a symptoms-solutions database for known Problem Resolutions.

1.9.	“Level 2 Support” means the services provided to a Customer to perform an in-depth analysis of the suspected Problem, attempt to recreate the Problem and to provide an acceptable Problem Resolution.

1.10.
“Level 3 Support” means the services provided by Licensor to resolve Problems in the Product that are determined to be, or are highly probable to be, the result of a design or manufacturing defect or the result of a complex interaction between the Product and another product that cannot be resolved by HP, and which requires product design engineering knowledge or expertise to isolate and effect a Problem Resolution.

1.11.	“Major Version” means an Enhancement which contains new features, functionality, and/or enhancements, and may or may not include Minor Versions.

1.12.	“Media” means material that is electronically encoded with the Product(s) binary data, Documentation and/or technical product information.

1.13.
“Minor Version” means an Enhancement that corrects errors including, but not limited to, maintenance-only releases, bug fixes, and patch-kits. For the purpose of clarity, a Minor Version does not include new features, functionality or enhancements.

1.14.
“Problem” means a demonstrable instance of adverse and incorrect operation of a Product resulting from a failure to materially conform to Documentation that causes an impact to the Customer’s ability to conduct business.

1.15.	“Problem Resolution” means, when used in the context of resolving a reported Problem, the following:

1.15.1.	the reported Problem is corrected by replacing the malfunctioning Product; or

1.15.2.	the Customer accepts a workaround or known fix as a final solution or as an acceptable solution pending a final fix in the next release; or

1.15.3.
a code change in the form of a “patch”, a formal Engineering Change Order or equivalent, a new image, or new revision that has been tested and that corrects the Problem without causing additional problems has been provided and a reasonable attempt has been made to install the patch and verify that it is working; or

1.15.4.
a Problem and its cause has been identified, however, a correction was not generated because HP and Licensor have agreed that a preliminary analysis of the correction indicates that a correction may cause unknown and/or serious regressions or subsequent Problems due to constraints in the design and/or implementation of the affected  Product; or

1.15.5.	the Product conforms to design specifications and need not be changed; or

1.15.6.
the Product conforms to design specifications and Licensor and HP jointly agree that the Problem report will be treated as a request for new features, functionality or enhancements and will be considered for future implementation; or

1.15.7.	the Product conforms to design specifications and will not be changed, but the Problem exists in the Documentation and the appropriate Documentation will be clarified; or

1.15.8.	the Problem has only occurred once and HP agrees that adequate time and effort has been expended and that the Problem could not be reproduced; or

1.15.9.
the Customer has not provided sufficient information to analyze and identify the Problem and HP and Licensor will jointly decide, depending on the circumstances, when this closure situation is appropriate, or

1.15.10.
Licensor issues a technical advisory/engineering position statement to HP that explains why Licensor should not take any further action to resolve the Problem.  HP and Licensor will discuss and mutually agree upon an appropriate course of action and communication to the Customer; or

1.15.11.	a workaround is delivered to and accepted by the Customer as a final solution and the call closed; or

1.15.12.
HP and Licensor agree that Licensor will correct the Problem in a future release of the Product when HP and Licensor have determined that the Problem cannot be economically or feasibly resolved and requires a redesign of the product or rewrite of the segment of code or image and the Customer has been notified of this action; or

1.15.13.	HP and Licensor jointly concur that further effort is not warranted; or

1.15.14.	HP and Licensor agree that the Product does not cause the Problem, or the exclusions set forth in Section 4.8 apply.

1.16.
“Product(s)” means Programs (English and all foreign language versions) in object code form listed and described in Exhibit A, including Beta or Pre-Release Products, all current and future Major Versions and Minor Versions to such Products, and all Documentation and Media associated with such Products.  Notwithstanding the foregoing, this Exhibit E shall not apply to Beta and Pre-Release Product, which shall be governed by a separate Beta evaluation agreement to be mutually agreed to by the parties.

1.17.
“Product Information” means, but may not be limited to, descriptions of Problems, symptoms/solutions, bugs/fixes, software patches, Documentation, technical tips, FAQ lists, software support tools, time critical Product information, top/hot issues list, how-to articles, installation manuals/procedures, release notes, Product specifications, system maintenance manuals, service guides, publications, and technical newsletters, all of which is specifically related to the Product and to the extent such information is generated by Licensor in its sole discretion providing that such Product Information is sufficient for HP to perform its obligations herein.

1.18.	“Regions” means HP’s organizational groupings of countries at a regional level (Americas – Canada/Latin America/United States, EMEA – Europe/Mid East/Africa, and AP/J – Asia Pacific/Japan.

1.19.	“Service Agreement(s)” means agreements between HP and end-user Customers for services including telephone support, rights to new versions, and Updates.

1.20.
“Service Implementation Plan (SIP)” means a document developed by HP with input and mutual agreement from Licensor that documents the operational details of this Exhibit E.  The SIP shall include, but not be limited to: processes, procedures and tools used for engagement between the parties in support of the Product, roles and responsibilities of all personnel involved with such support, training requirements and plans, and the metrics used to measure performance of the plan.

1.21.
“Survival Period” means the time period set forth in Section 5 of the Agreement.  Such Survival Period will allow HP to honor its existing support obligations to its Customers under Service Agreements, and to carry out its retirement process for services.

1.22.
“Training Materials” means any training materials or training aids that Licensor may have or develop, including course hand-outs or course presentation slides, which will assist HP software support personnel in isolating/resolving Problems with the Product for HP’s Customers.

1.23.	“Update” means any new Major Version or Minor Version of the Product.

2.	PRODUCT INFORMATION

2.1.
Licensor will provide reasonable Product Information as available, in US English only, in order to aid in the effective and timely servicing of the supported Products.  Section 3.3 (License to Documentation) of the Agreement shall be applicable to all such Product Information, and the term Documentation shall be deemed to include Product Information for the purposes of Section 3.3.  Delivery of content should be in English and all other languages currently available.

2.2.
To ensure effective conversion, reading, and updating of the Product Information, Licensor will provide to HP such Product Information in a useable, non-encrypted and non-compressed format. With respect to Documentation and other written materials, the preferred format is XML, with other acceptable formats to include HTML, text, Microsoft® suite data formats (e.g. Word, Excel), or Adobe® PDF.  Information distributed on CD-ROM should not be tightly coupled with the onboard search engine but should be accessible as a standalone entity.

2.3.	For delivery of information or information updates, Licensor will provide the information to the individual specified in the applicable SIP in one or more of the following forms as jointly agreed :

2.3.1.	Hard copy/media.

2.3.2.	Electronic.

2.3.3.	Gold Master – Licensor to provide information on a Gold Master CD-ROM for use by HP in reproducing and distributing the information to HP’s service delivery personnel.

2.4.
Licensor and HP will jointly develop a process for notification from Licensor to HP regarding information changes, additions and updates. The process developed will be documented in the Service Implementation Plan.

2.5.
Licensor and HP will jointly develop procedures for information access, for updating of information, for distribution of information, and will define the frequency of updates. These procedures will be documented in the Service Implementation Plan.

2.6.
Licensor and HP will each identify a contact who will be responsible to work the initial processes for supplying Product Information from Licensor to HP, and for working issues relating to Product Information during the life of this Exhibit E. The contact information will be identified in the Service Implementation Plan.

2.7.
Licensor agrees to provide such information and assistance as may reasonably be required in connection with HP obtaining any required export documentation, licenses, permits, or export approvals. Such information may include export restrictions on the information provided and the specific export classification for the Product Information.

3.	SUPPORT FEES

3.1.
HP shall pay to Licensor a support fee in accordance with the payment schedule and payment terms set forth in Exhibit C. HP may discontinue its support fee payments under in the event of Licensor’s failure to perform its obligations herein, after notice and opportunity to cure in accordance with Section 8.1.3 of the Agreement.

3.2.
Licensor and Licensor personnel render the services under this Exhibit E as independent party(ies) and is(are) not authorized to act as the agent or representative of HP or to represent that it or they are entitled so to act. Licensor and HP agree that no employment relationship shall exist between HP or any Affiliates and Licensor personnel by virtue of Licensor personnel providing the services under this Exhibit E. Accordingly Licensor and HP agree as follows:

3.2.1.
Licensor shall be responsible for ensuring that all wages, fees, contributions and all social security and other contributions including for the avoidance of doubt National insurance contributions, charges and taxes required to be paid by Licensor in respect of Licensor personnel are paid, together with any payments due or in respect of any Licensor personnel required by law or contract; and

3.2.2.
Licensor shall ensure that all appropriate deductions are made from the wages of Licensor personnel in respect of taxes, employees social security and other contributions including for the avoidance of doubt National insurance contributions.

3.2.3.
As between Licensor and HP, Licensor is fully responsible for its Licensor personnel and Licensor assumes full and exclusive liability for payments of claims for salaries, benefits, indemnities and other demands related to the employment, that are made by Licensor personnel, or their dependants or successors. Neither Licensor nor Licensor personnel shall be deemed to be either expressly or implicitly employees of HP.

4.	LICENSOR'S SUPPORT RESPONSIBILITIES

4.1.
Licensor shall provide technical training and train-the trainer instruction, in US English only, (to allow HP personnel to become proficient at delivering Licensor's training courses), at no charge to HP, for HP personnel to familiarize them with the Product and Major Versions (or other Updates as mutually agreed) at a US-located HP designated facility and as mutually agreed within each of the Regions or as mutually otherwise agreed in writing. In the event HP requires Licensor to travel to an HP facility to deliver such training, the parties may mutually agree to HP paying for Licensor’s reasonable travel expenses in accordance with HP’s then current travel policies for its employees.  Within sixty (60) days of the execution of the Agreement, a reasonable training plan will be jointly developed by Licensor and HP for the Products and Updates which identifies, at a minimum, the specific curriculum, amount of training, and course delivery schedule.

4.2.
Licensor shall provide to HP, at no additional cost, access to its technical support personnel to respond to Customer reported Problems with the Product pursuant to each party’s responsibilities as specified in Attachments A and B.  Licensor will provide support, in US English only, in accordance with the provisions and response times specified in Attachment A to Exhibit E.  Licensor shall assign a Support Account Manager to HP, who shall be identified in the applicable Exhibit D.

4.3.
In the event that HP is unable to resolve a Problem with the Product pursuant to Attachments A-1 and A-2, Problem Severity Definitions and Response Requirements, HP shall contact Licensor for back-up support in accordance with Attachments B-1 and B-2 to Exhibit E.  Licensor shall correct any Problem with the Product in accordance with the following procedure:

4.3.1.
If HP notifies Licensor of a Problem with the Product, or if Licensor learns of such a Problem independently, Licensor shall initiate corrective action and provide response based on Attachment A to Exhibit E.

4.3.2.
HP shall have exclusive right to reasonably determine the severity level of a Problem in good faith as defined in Attachment A to Exhibit E, and in good faith whether Licensor's response is satisfactory in helping to solve the Customer's Problem.

4.3.3.	If Licensor revises the Product in order to remedy the Problem, Licensor shall provide HP with such Update.

4.4.
In the event HP accepts and distributes an Update to the Product, Licensor, in accordance with the provisions of this section hereof, agrees to support the previous Update of the Product distributed by HP.

4.5.
During the term of this Agreement and Survival Period, Licensor will provide Problem Resolution for Severity 1 Problems to the last Major or Minor Version of the Product known to successfully operate on non-current HP hardware for a period of five (5) years from the last date of shipment of such hardware by HP, unless otherwise mutually agreed between the parties.  The foregoing is conditioned upon HP continuing to make payments for support as specified hereunder, and the parties mutually agree that the applicable Problem is a Severity 1 Problem, which agreement will not be unreasonably withheld.  However, notwithstanding the foregoing, Licensor has the right to discontinue a Product in accordance with the terms of Section 5 of the Agreement.

4.6.
If HP has responded to all reasonable requests for information pertinent to the Problem, Licensor has had a reasonable opportunity to resolve the Problem in accordance with the response requirements specified in Attachments A-1 and A-2, and an on-site visit is necessary in order to resolve the Problem.  If requested by HP, Licensor shall provide on-site visits to Customer locations to assist HP in resolving Severity 1 Problems as defined in Attachments A-1 and A-2 to Exhibit E).  Licensor shall bear all of its costs and expenses related to such on-site visits.  Notwithstanding the foregoing, HP shall reimburse Licensor for Licensor's out-of-pocket expenses incurred in connection therewith in the event that HP and Licensor jointly agree that a product other than the Product is the cause of the Problem or Customer and/or HP are found to have used or configured the Product other than in accordance with Documentation or explicit instructions provided by Licensor.  Such reimbursement shall be subject to and paid in accordance with HP's then current internal business expense policy for reimbursing its employees for actual and reasonable travel and related expenses.

4.7.
In the event that HP elects to continue to support a Product which Licensor had decided to retire, or HP elects to support a Major Version or Minor Version of the Product that Licensor is no longer required to support, Licensor agrees to provide such continued support, at HP’s request, subject to the following:  the parties  shall enter into negotiations in good faith, to agree to terms for Licensor to continue to provide engineering support and Problem Resolution for a defined period of time for such Major Version or Minor Version.  Such terms shall include, but not be limited to, length of time for extended support, reasonable fees, and terms relating to releases.  In the event the parties cannot in good faith reach agreement on such continued support, Licensor shall have no obligation to provide such support.

4.8.	Exclusions - Licensor is not obligated to provide services or support for any claims resulting from:

4.8.1.	improper site preparation, or site or environmental conditions that do not conform to HP’s site specifications;

4.8.2.	Customer’s non-compliance with Product specifications or Documentation;

4.8.3.	improper or inadequate maintenance or calibration;

4.8.4.	Customer or third-party media, software, interfacing, supplies, or other products;

4.8.5.	modifications not performed or authorized by Licensor;

4.8.6.	virus, infection, worm or similar malicious code not introduced by Licensor; or

4.8.7.	abuse, negligence, accident, loss or damage in transit, fire or water damage, electrical disturbances, transportation by Customer, or other causes beyond Licensor’s control.

5.	SERVICE DELIVERY IMPLEMENTATION

5.1.
Within sixty (60) days (1) after the execution of the Agreement and (2) whenever Products are added to the Agreement that require changes to the then-current procedures and processes, the following will occur:

5.1.1.
Licensor and HP will develop a detailed Service Implementation Plan which will define the specific procedures and processes that include, but may not be limited to, call handling, Problem escalation, the exchange of Product Information, and ongoing management and updating of such Product Information.

5.1.2.	Licensor shall provide HP with any Product Information in accordance with Section 2.

5.2.	HP and Licensor will make reasonable efforts to provide each other with any and all non-confidential information obtained regarding Product Problems, Problem Resolutions and Customer feedback.

5.3.
Upon execution of the Agreement and throughout the term of this Exhibit E, Licensor will provide HP with any Support Tools, including any future Support Tools developed or obtained by Licensor, which will assist HP support personnel in isolating/resolving Problems with the Product in accordance with Section 3.6 of the Agreement.

5.4.
Licensor shall provide HP with sufficient information and instructions necessary to enable HP to assist Customers with questions regarding authorization keys for the Product or any other security measures if required by the Product for installation and/or execution.

5.5.
HP shall determine, in its sole discretion, countries and or Regions in which HP shall offer Service Agreements and the terms and conditions under which they will be provided,  subject to protection of intellectual property rights in the Products which conform to the licenses granted under the Agreement, license restrictions and confidentiality and ownership provisions set forth therein.

5.6.	HP, in its sole discretion, may subcontract the performance of support services to HP customers to qualified, appropriately trained service suppliers.

6.	INSURANCE COVERAGE

During the term of this Exhibit E, Licensor, when providing support services specified in this Exhibit E, will maintain in full force and effect, at Licensor’s own expense, insurance coverage as specified herein.

6.1.	Basic Compulsory Insurance Requirements

6.1.1.
Workers' Compensation or Social Scheme and Employers Liability Insurance.  Workers' Compensation Insurance shall be provided as required by any applicable law or regulation having jurisdiction over Licensor's employees.  If the jurisdiction has a compulsory insurance program that is administered and enforced through the government, not always through private insurers (also known as “Social Scheme”), Licensor agrees to be in full compliance with the laws thereof. Employers Liability Insurance shall be provided in amounts not less than $1,000,000 USD* each accident for Bodily Injury by accident and $1,000,000* USD each employee for Bodily Injury by disease. If the Work performed involves a risk of injury to Licensor's employees which should be addressed under the U.S. Longshoreman's Harbor Workers' regulations or statutes applicable to maritime employees, coverage shall be included for such injuries of claims.

* Employer's liability for Licensors in countries outside the US can be reduced to $500,000 USD.

6.1.2.	Where permitted by law, such policies shall contain waivers of the insurer's right of subrogation against HP, its subsidiaries, officers, directors and employees.

6.2.	General Liability Insurance. Licensor shall carry either Comprehensive General Liability Insurance or Commercial General Liability Insurance with limits of liability and coverage as indicated below:

6.2.1.	Premises and Operations;
6.2.2.	Products and Completed Operations;
6.2.3.	Contractual Liability;
6.2.4.	Broad Form Property Damage (including Completed Operations);

6.2.5.	Explosion, Collapse and Underground Hazards when Licensor will create risk normally covered by such insurance;
6.2.6.	Personal Injury Liability.

6.3.
Comprehensive General Liability. Comprehensive General Liability policy limits shall not be less than a Combined Single Limit for Bodily Injury, Property Damage, and Personal Injury Liability and $1,000,000 per occurrence and $1,000,000 aggregate. Commercial General Liability (Occurrence) policy limits shall be not less than $1,000,000 per occurrence (combined single limit for bodily injury and property damage, $1,000,000 for Personal Injury Liability, $1,000,000 Aggregate for Products and Completed Operations, and $2,000,000 General Aggregate. HP, its subsidiaries, officers, directors and employees shall be named as Additional Insureds under the policy. It is agreed the insurance afforded such Additional Insureds shall apply as primary insurance and that any other insurance carried by HP shall be excess only and shall not contribute with this insurance.

If "claims made" policies are provided, Licensor shall maintain such policies, including unimpaired aggregate limits at the above stated minimums, for at least five years after the expiration of the Term.

6.4.
Automobile Liability Insurance. Such insurance shall include coverage for Bodily Injury and Property Damage Liability, including Automobile Contractual Liability and shall apply to all owned (if applicable), hired, and non-owned autos. The limit of liability shall not be less than $1,000,000 combined single limit for each accident.

6.5.
Certificate of Insurance. Licensor shall furnish Certificates of Insurance acceptable to HP before any Work is commenced hereunder by Licensor. The Certificate of Insurance shall provide that there will be no cancellation or reduction of coverage without  fifteen (15) days prior written notice to HP.

6.6.
Additional Requirements. All insurance policies will be written by a company authorized to do business in the territory and jurisdiction where the project is located.  In no event will the coverage or limits of any insurance maintained by Licensor under this Exhibit E, or the lack or unavailability of any other insurance, limit or diminish in any way Licensor’s obligations or liability to HP.  Any acceptance of insurance certificates by HP shall not limit or relieve Licensor of the duties and responsibilities assumed by it under this Exhibit E.

6.7.
Professional Liability Insurance (Errors and Omissions). (For contracts involving a provider of professional services.) Licensor shall maintain Professional Liability Insurance covering negligent acts, errors or omissions arising out of the rendering of or failure to render professional services as contracted under this agreement, whether committed or alleged to have been committed by Licensor or by its employees, consultants or others for whom Licensor is legally responsible. The limit of liability shall not be less than $1,000,000 each claim and in the aggregate and such policy will remain in effect for not less than one (1) year following the date of termination of this Exhibit E.  Any deductible or retention under the policy shall be the responsibility of Licensor.

7.	REVISIONS

Compatibility of the Product with HP products shall be as specified in Section 2.5 of the Agreement.

8.	PERSONAL DATA

In order to protect information defined as Personal Data, below, HP and Licensor agree to the following, which provisions will survive termination of the Agreement:

8.1.
“Personal Data” Defined. “Personal Data” means information related to any identified, or identifiable, person or legal entity, including without limitation HP, Customers, subcontractors and including the employees or customers of HP, Customers and subcontractors. “Personal Data” shall also mean any additional data deemed personal data by any applicable personal data protection law, regulation, or directive, which data is available to Licensor or to which Licensor has access: (i) in connection with the Agreement; or, (ii) in the course of performing any services pursuant to the Agreement. This definition of “Personal Data” does not include Personal Data provided directly by Customer to Licensor.

8.2.
Licensor Obligations. With regard to any Personal Data that Licensor receives from HP and/or HP Customers to perform Licensor’s obligations under the Agreement, Licensor shall comply with all of the following obligations:

(a)	Licensor shall comply with all applicable data protection laws and/or directives.

(b)
Licensor’s use of the Personal Data is limited to performance of Licensor’s obligations under the Agreement. Licensor may only disclose Personal Data to those Licensor employees that have a need to know in order to perform Licensor’s obligations under the Agreement and who have received privacy training from the Licensor. Said Licensor employees must be bound by confidentiality obligations no less restrictive that those contained in Section 10 (Confidential Information) of the Agreement.

(c)
Licensor may not sell, rent, or lease Personal Data to anyone. Licensor may not disclose Personal Data to any third party, even for preservation of Personal Data, nor, transfer the Personal Data to any third country without the advance written permission of HP. Licensor shall immediately notify HP if Licensor becomes aware of any unauthorized use of disclosure of Personal Data.

(d)
Licensor shall use the same degree of care as it uses to protect its own information of similar nature (but never less than a reasonable degree of care) to prevent unauthorized use, dissemination or publication of Personal Data and will implement any technical and organizational measures to protect and prevent the disclosure of Personal Data which are required by Applicable Law. At a minimum, Licensor agrees to (i) implement appropriate technical and organizational measures to protect Personal Data against accidental or unlawful destruction or loss; unauthorized disclosure or access, in particular where processing involves the transmission of Personal Data over a network; alteration; and all other unlawful forms of processing and (ii) to implement appropriate procedures to ensure unauthorized persons will not have access to the data processing equipment used to process the Personal Data; any personal it authorizes to have access to the Personal Data will respect and maintain the confidentiality and security of the Personal Data; and the measures and procedures that it uses will be sufficient to comply with all legal requirements.. Personal Data shall also be considered Confidential Information and treated in accordance with the requirements for Confidential Information under the Agreement.

(e)
In connection with protecting, collecting, storing, transferring and otherwise processing of Personal Data, Licensor agrees to act only in accordance with the requirements of the Agreement or instructions provided by HP either upon Licensor’s request or HP’s election.

(f)
Not to copy or reproduce any Personal Data without the express written permission of HP, except as technically necessary to comply with the Agreement (e.g., duplication of data stocks as backup protection against loss of data).

(g)
To immediately notify HP by telephone and follow up in writing if it becomes aware of any actual, suspected or alleged unauthorized use of, disclosure of, or access to Personal Data by itself or others, including notification of loss or suspected loss of data whether or not such data has been encrypted. Licensor will cooperate with HP in the manner reasonably requested by HP and in accordance with law, including but not limited to: conducting the investigation; cooperating with authorities; notifying, at Licensor’s sole expense, affected persons, credit bureaus, other persons or entities deemed appropriate by HP; and issuing press releases. Such cooperation will include without limitation: (i) HP access to Licensor records and facilities; (ii) Licensor provision of all relevant data and reports to HP; and (iii) prior advance approval by HP of any notifications to impacted individuals or press releases.

(h)	To inform HP promptly in writing if Licensor is of the opinion that any instruction from HP violates the applicable personal data protection regulations.

(i)	When collecting, using, storing, transferring and otherwise processing Personal Data Licensor shall adhere to all applicable export and personal data laws, regulations and rules.

(j)	Licensor will handle any Personal Data in a manner consistent with the then-current HP Privacy Policy, available at: www.hp.com/hpinfo/globalcitizenship/privacy/masterpolicy.html.

9.	TERM AND TERMINATION

9.1.	For the duration of the Survival Period, all terms and conditions of this Exhibit E survive the expiration or termination of the Agreement.

9.2.
Upon the termination or expiration date of this Exhibit E or the Agreement, HP shall initiate its service retirement process for the Products.  During the first ninety (90) days of the Survival Period, HP shall use commercially reasonable efforts to take appropriate actions to cease the sales and renewals of Service Agreements.

10.	GENERAL PROVISIONS

Wherever there is a provision that the parties must mutually agree within this Exhibit E, each party shall use good faith efforts to achieve such mutual agreement.  Wherever HP or a Customer is given the right to accept or reject any item hereunder, such acceptance shall not be unreasonably withheld or delayed.  Wherever a determination is to be made by either party hereunder or a Customer, such determination shall be reasonable.

ATTACHMENTS TO EXHIBIT E

Attachment A-1 –	Problem Severity Definitions and Response Requirements, NonStop VTS and Neoview VTS Software Support

Attachment A-2 –	Problem Severity Definitions and Response Requirements, Neoview DBProtector

Attachment B-1 –	Service Delivery Model, NonStop VTS and Neoview VTS Software Support

Attachment B-2 –	Service Delivery Model, Neoview DBProtector

Attachment A-1 to Exhibit E
Problem Severity Definitions and Response Requirements

Support Model for NonStop VTS and Neoview VTS Software Support

I.  Service requests to Licensor made by HP will be handled in accordance with the following procedures and as specifically provided for in Section 4 of Exhibit E.  Table 1 to this Attachment A-1 to Exhibit E summarizes the response requirements for the severity levels as defined below.  Licensor shall use all reasonable technically feasible means to diagnose and provide Problem Resolution for all Problems reported by HP.

II. When HP requires backup support from Licensor, HP will contact Licensor’s service delivery organization that will accept responsibility for handling the call according to the severity levels described below.  The HP service delivery organization will have responsibility for assigning a Severity Level to the call, determining the Severity Level is acceptable to the Customer, providing all available technical information pertaining to the Problem to Licensor and work with Licensor to obtain from Customer other information which may be reasonably necessary for Licensor to proceed to the next step in the Action Plan.  For the purposes of this exhibit, 'receipt' of a call by Licensor will be considered to have occurred when the HP service delivery organization has made contact with Licensor's support organization or representative thereof.

III. Under this Attachment A-1, HP’s service delivery organization will provide Level 0 and Level 1 Support and Licensor will provide Level 2 and Level 3 Support to deliver a Problem Resolution.

1.           Severity 1 Definition. A Severity 1 Problem is a catastrophic Problem that may severely impact the Customer’s ability to conduct business. This means that the Product is down or not functioning and no procedural workaround exists.

1.1.           Response Requirements. Licensor’s support organization will respond directly to the HP service delivery organization within one (1) hour following receipt of the call from the HP service delivery organization. HP and Licensor will jointly develop an Action Plan within 4 hours following Licensor’s receipt of the call subject to Section II above.

1.2.           Implementation. When working a “Severity 1” Problem, the objective is to get the Customer back on line by whatever means within 24 hours and to downgrade the Problem severity accordingly.   Efforts to isolate, diagnose, and deliver a work-around or repair to a “Severity 1” Problem shall be continuous (i.e., round-the-clock) effort subject to Section II above. Periodic phone contact and progress updates are also expected as specified in the Action Plan.  When the severity level has been changed to “Severity 2” or “Severity 3,” the appropriate guidelines should be followed.  Resources must be available on a 24-hour by 7-day basis (24x7) to respond to Severity 1 cases.

2.0           Severity 2 Definition. A Severity 2 Problem is a high-impact Problem in which the Customer’s operation is disrupted but there is capacity to remain productive and maintain necessary business-level operations.  The Problem may require a fix be installed on the Customer’s system prior to the next planned commercial release of the Product.

2.1           Response Requirements. Licensor’s support organization will respond to the HP service delivery organization within two (2) hours following receipt of the call from the HP service delivery organization during normal Business Hours otherwise on the next Business Day. HP and Licensor will jointly develop an Action Plan within one (1) Business Day following Licensor’s receipt of the call subject to Section II above.

2.2           Implementation. Efforts to isolate, diagnose, and deliver a work-around or repair to a Severity 2 Problem shall be continuous during Business Hours (Monday through Friday, 8:00 AM – 5:00 PM subject to Section II above.  The frequency that Licensor shall provide status updates shall be twice per week or as mutually agreed in an Action Plan. Resources may need to be available after hours and/or weekends depending on the Action Plan. The objective is to have a solution and/or fix to the Customer within an average of 20 Business days.

3.0           Severity 3 Definition. A Severity 3 Problem is a medium-to-low impact Problem that involves partial loss of non-critical functionality. The Problem impairs some operations but allows the Customer to continue to function.  This may be a minor issue with limited loss or no loss of functionality or impact to the Customer’s operation.  This includes documentation errors.

3.1           Response Requirements. Licensor’s support organization will respond to the HP service delivery organization within three (3) Business Days. HP and Licensor will jointly develop an Action Plan as mutually agreed subject to Section II above.

3.2           Implementation. When working a “Severity 3” Problem, the objective is to get the Customer a fix to the Problem within thirty (30) days or a statement describing the disposition of the Problem.  Action should be appropriate to the nature of the escalation. Efforts to isolate and resolve the Problem shall be as agreed to in the Action Plan, or if no Action Plan is developed, Monday through Friday during normal Business Hours as necessary.

4.0           Severity Level 4 Definition. “Severity 4” will be assigned to general usage questions, recommendations for future product enhancements or modifications and to calls that are passed to Licensor for information purposes.  There is no impact on the quality, performance or functionality of the Product.

4.1           Response Requirements. Licensor’s support organization will respond in a manner appropriate to the nature of the escalated call.

4.2           Implementation. If HP's sole reason for escalating a “Severity 4” call is to submit a draft symptom/solution article for consideration by Licensor, Licensor will respond to the submission and, if appropriate, will provide a reviewed and edited copy of the submission and a recommendation for its disposition.

Table 1 of Attachment A-1 to Exhibit E

Conflict of Terms: For the avoidance of doubt, if there is any conflict of terms or deliverables in this Table 1 to the written terms specified within Attachment A-1, then the written terms of Attachment A-1 shall apply.

HP/LICENSOR Response Requirements
Licensor
Severity	Response	Joint Action	Status	Interim Fix	Resolution	Level of
Level	Requirements	Plan	Updates	Target *	Target *	Effort
1	Within 1 hr following receipt of call from HP	Within 4 hrs	As specified in the Action Plan	See Section 1.2	See Section 1.2	7 by 24 continuous effort until a work-around or repair is developed subject to Section 1.2

2	Within 2 hr M-F 8-5 local time following receipt of call from HP; otherwise next Business Day.	Within 1 Business Day	Once per week or as mutually agreed	N/A	Provide a solution/fix within an average of 20 days	As agreed to in Action Plan or a minimum effort during M-F 8-5 local time subject to Section 2.2

3	Within 3 Business Days	-Per Action Plan as mutually agreed	per Action Plan or as mutually agreed based on nature of the escalation	N/A	Within an average of 30 days, provide a solution or a statement regarding the disposition of the Problem.	As agreed in Action Plan or Monday – Friday during normal Business Hours

4	Engineering reviews and provides response within 30 days of the escalation.			N/A	Within an average of 30 days, provide a statement regarding disposition of the Problem.	8X5 as available and as appropriate to the nature of the escalation
* - Timeframes defined are desired goals on average and are initiated upon receipt of the escalation from HP.

Attachment A-2 to Exhibit E – Problem Severity Definitions and Response Requirements

Support Model for Neoview DBProtector

I. Service requests to Licensor made by HP will be handled in accordance with the following procedures and as specifically provided for in Section 4 of Exhibit E.   Table 1 of this Attachment A-2 summarizes the response requirements for the severity levels as defined below; in the event of a conflict between Table 1 and the descriptions in this Attachment, this Attachment shall prevail.  Licensor shall use all reasonable technically feasible means to diagnose and provide Problem Resolution for all Problems reported by HP.

II. When HP requires backup support from Licensor, HP will contact Licensor’s service delivery organization that will accept responsibility for handling the call according to the severity levels described below.  The HP service delivery organization will have responsibility for assigning a Severity Level to the call, determining the Severity Level is acceptable to the Customer, providing all available technical information pertaining to the Problem to Licensor and if requested by Licensor, work with Licensor to obtain from Customer other information which may be reasonably necessary for Licensor to proceed to the next step in the Action Plan.  For the purposes of this exhibit, 'receipt' of a call by Licensor will be considered to have occurred when the HP service delivery organization has made contact with Licensor's support organization or representative thereof.

III. Under this Attachment A-2, HP’s service delivery organization will provide Level 0 Support and Licensor will provide Level 1, Level 2 and Level 3 Support to deliver a Problem Resolution providing however, that HP will use all reasonable technically feasible means to eliminate the potential that such Problem is the result of HP distributed hardware and/or software other than the Product.

1.0         Severity 1 Definition. A Severity 1 Problem is a catastrophic Problem that may severely impact the Customer’s ability to conduct business. This may mean that the Product is down or not functioning and no procedural workaround exists.

1.1           Response Requirements. Licensor’s support organization will respond directly to the Customer within thirty (30) minutes following receipt of the call from the HP service delivery organization subject to Section II. Customer and Licensor will develop an Action Plan within 4 hours following receipt of the call subject to Section II above. Licensor will use reasonable effort to cause Customer to work with Licensor to develop an Action Plan.

1.2           Implementation. When working a “Severity 1” Problem, the objective is to get the Customer back on line by whatever means within 24 hours and to downgrade the Problem severity accordingly.   Efforts to isolate, diagnose, and deliver a work-around or repair to a “Severity 1” Problem shall be continuous (i.e., round-the-clock) effort subject to Section II above. Periodic phone contact and progress updates are also expected as specified in the Action Plan.  When the severity level has been changed to “Severity 2” or “Severity 3,” the appropriate guidelines should be followed.  Resources must be available on a 24-hour by 7-day basis (24x7) to respond to Severity 1 cases.

2.0         Severity 2 Definition. A Severity 2 Problem is a high-impact Problem in which the Customer’s operation is disrupted but there is capacity to remain productive and maintain necessary business-level operations.  The Problem may require a fix be installed on the Customer’s system prior to the next planned commercial release of the Product.

2.1           Response Requirements. Licensor’s support organization will respond directly to the Customer within one (1) hour following receipt of the call from the HP service delivery organization during normal Business Hours otherwise on the next Business Day subject to Section II.

2.2           Implementation. Efforts to isolate, diagnose, and deliver a work-around or repair to a Severity 2 Problem shall be continuous during Business Hours (Monday through Friday, 8:00 AM – 5:00 PM subject to Section II above.  Specific implementation should be mutually agreed between Customer and Licensor on a case-by-case basis and may be documented in an Action Plan within 1 Business Day of receipt of the call by Licensor. The frequency that Licensor shall provide status updates shall be once per week or as mutually agreed. Resources may need to be available after hours and/or weekends depending on the Action Plan. The objective is to have a solution and/or fix to the Customer within an average of 20 days.

3.0         Severity 3 Definition. A Severity 3 Problem is a medium-to-low impact Problem that involves partial loss of non-critical functionality. The Problem impairs some operations but allows the Customer to continue to function.  This may be a minor issue with limited loss or no loss of functionality or impact to the Customer’s operation.  This includes documentation errors.

3.1           Response Requirements. Licensor’s support organization will respond to the Customer within three (3) Business Days following receipt of the call from the HP service delivery organization. Customer and Licensor will jointly develop an Action Plan as mutually agreed subject to Section II above.

3.2           Implementation. When working a “Severity 3” Problem, the objective is to get the Customer a fix to the Problem within thirty (30) days or a statement describing the disposition of the Problem.  Action should be appropriate to the nature of the escalation.  Efforts to isolate and resolve the Problem shall be as agreed to in the Action Plan or if no Action Plan is developed, a minimum of Monday through Friday during normal Business Hours.

4.0         Severity Level 4 Definition. “Severity 4” will be assigned to general usage questions, recommendations for future product enhancements or modifications and to calls that are passed to Licensor for information purposes.  There is no impact on the quality, performance or functionality of the Product.

4.1           Response Requirements. Licensor’s support organization will respond in a manner appropriate to the nature of the escalated call.

4.2           Implementation. If HP's sole reason for escalating a “Severity 4” call is to submit a draft symptom/solution article for consideration by Licensor, Licensor will respond to the submission and, if appropriate, will provide a reviewed and edited copy of the submission and a recommendation for its disposition.

Table 1 of Attachment A-2 to Exhibit E

Conflict of Terms: For the avoidance of doubt, if there is any conflict of terms or deliverables in this Table 1 to the written terms specified within Attachment A-2, then the written terms of Attachment A-2 shall apply.

HP/Licensor Response Requirements
Licensor
Severity	Response	Joint Action	Status	Interim Fix	Resolution	Level of
Level	Requirements	Plan with Customer	Updates	Target *	Target *	Effort
1	Within 30 minutes following receipt of call from HP	Within 4 hrs following receipt of call from HP to develop Action Plan	As specified in the Action Plan and weekly with HP	As per Section 1.2	As per Section 1.2	7 by 24 continuous effort until a work-around or repair is developed subject to Section 1.2

2	Within 1 hr. following receipt of call from HP during Business hours; otherwise next Business Day	Within 1 Business Day with implementation as mutually agreed	at least once per week or as mutually agreed	N/A	Provide solution or fix within average of 20 days	As agreed to in Action Plan or a minimum effort during M-F 8-5 local time subject to Section 2.2

3	Within 3 Business Days following receipt of call from HP	as mutually agreed	Per Action Plan - or as mutually agreed	N/A	Within an average of 30 days, provide a solution or a statement regarding the disposition of the Problem.	As agreed in Action Plan or Monday – Friday during normal Business Hours

4	Engineering reviews and provides response within 30 days of the escalation.			N/A	Within an average of 30 days, provide a statement regarding disposition of the Problem.	8X5 as available and as appropriate to the nature of the escalation

* - Timeframes defined are desired goals on average and are initiated upon receipt of the escalation from HP.

Attachment B-1 to Exhibit E – Service Delivery Model

Support Model for NonStop VTS and Neoview VTS Software Support

 HP’s service delivery organization will provide Level 0 and Level 1 Support and Licensor will provide Level 2 and Level 3 Support to deliver a Problem Resolution.

	HP	LICENSOR
POINT OF CONTACT	✓
OPEN CALL	✓
DEVELOP PROBLEM STATEMENT	✓
IF SOLUTION KNOWN, PROVIDE SOLUTION, TO CUSTOMER AND CLOSE CALL	✓
WORK PROBLEM UNTIL NO VALUE ADDED	✓
WHEN NO VALUE ADDED, CONTACT LICENSOR FOR BACK-UP SUPPORT	✓
MANAGE CALL TO CLOSURE	✓	✓
RESOLVES PROBLEM		✓
PROVIDES SOLUTION TO HP		✓
SOLUTION PROVIDED TO CUSTOMER	✓
CLOSE CALL	✓	✓

•	HP takes call and opens call tracking log.
•	HP specialist will give Customer solution if known immediately or will work the Problem until there is no value added.
•
If the reported issue is a Problem with the Product, HP immediately passes call to Licensor with Customer information, a Problem statement and all available technical information pertaining to the Problem.

•	HP and Licensor will manage call to closure.
•	Licensor will work to resolve the Problem and notify and deliver the Problem Resolution to HP.
•	HP will contact and deliver the Problem Resolution to Customer.
•	HP and Licensor close the call upon acceptance of the Problem Resolution by HP.

Attachment B-2 to Exhibit E – Service Delivery Model

Support Model for Neoview DBProtector

HP’s service delivery organization will provide Level 0 Support and then pass the call to Licensor to provide Levels 1, 2 and 3 Support to deliver a Problem Resolution.

	HP	LICENSOR
POINT OF CONTACT	✓
OPEN CALL	✓
HP DETERMINES PROBLEM IS NOT THE RESULT OF HP DISTRIBUTED HARDWARE AND/OR SOFTWARE	✓
WHEN NO VALUE ADDED, CONTACT LICENSOR FOR BACK-UP SUPPORT	✓
PASS CALL	✓
MANAGE CALL TO CLOSURE	✓	✓
RESOLVES PROBLEM		✓
PROVIDES SOLUTION TO CUSTOMER		✓
NOTIFY HP WHEN PROBLEM RESOLVED		✓
CLOSE CALL	✓	✓

•	HP takes the call and opens call tracking log.
•	HP determines the Problem is not the result of HP distributed hardware and/or software.
•
If the reported issue is a Problem with the Product, HP immediately passes call to Licensor with Customer information, a Problem statement and all available technical information pertaining to the Problem .

•	HP and Licensor manage call to closure.
•	Licensor works directly with Customer and notifies HP when the Problem is resolved and Customer has accepted the Problem Resolution.
•	HP and Licensor close the call upon HP’s receipt of notice (ex. e-mail, telephone, etc.) of acceptance of the Problem Resolution from Customer.

EXHIBIT F
PROJECT STATEMENT 1
for Crossroads DB Protector

DESCRIPTION OF PROGRAM PHASES

For this project, the Crossroads DBProtector Program will be delivered in three phases as generally described below and as more particularly set forth in the DBProtector .3.0 System Requirements Document v 1.0 (“SRD”), incorporated herein by reference thereto.  The Program delivered for each phase below will be considered a “Complete Copy of Program” for purposes of interpretation of the Agreement. All dates set forth below are estimates only.  Failure to meet such dates shall not be a breach of this Agreement.  HP shall have no right to reject the Program or terminate this Agreement for failure to meet such dates, and Licensor shall have no liability for not meeting such dates, regardless of reason.

CHANGE ORDER PROCESS

The parties acknowledge that the SRD is an iterative document which will be updated from time to time during the project using a change order process to be mutually agreed to by the parties.  Under this process, either Licensor or HP may initiate a change request when some change or event (including further understanding of requirements) has occurred that impacts the SRD.  Licensor may reject any change request which materially increases the level of effort required to deliver the Program.

PHASE 1

General description of functionality with respect to Crossroads DBProtector Database Logging to be delivered by January 15, 2010:

•	Logging of date, time, user ID, IP address, login success and failures, login connects and disconnect, SQL Text and DBProtector activities

•	View log

•	Digitally signed audit log

•	Export log in an XML format with an XSL style sheet to aid viewing in an XML editor

•	Re-branding the product to HP

•	1 gigabit/second performance

•	Role-based access to DBProtector

•	JPMC Linux server security requirements

•	Integration with HP Remote Support Pack

•	In-band mode

•	HP ProLiant hardware

PHASE 2

General description of functionality with respect to Crossroads DBProtector Database Logging to be delivered by April 1, 2010:

•	Integration with syslog / RSA Envision

PHASE 3

General description of functionality with respect to Crossroads DBProtector Database Security to be delivered by August 15, 2010:

•	Full protocol decoding and SQL parsing

•
Full logging of events for user ID, client IP address, date and time, server, database, table, column, stored procedures, DQL (select), DML (delete, insert, update), DDL (drop, truncate, create, alter), Rights (revoke, grant) , # rows returned, Log-in successes and failure, Policy Action (Enable/Block), and SQL Query Statement (text, tables, columns)

•	Licensed policy enforcement by alerting or blocking

•	Query modification for row-level security and column-level security

•	10 gigabit/second performance

•	High availability

•	Reporting for Audit, Policy, Baseline, Discovery

•	Granular audit archive with digitally signed audit data for “tamper evidence”, integration with Network Attached Storage for external storage, and export of audit data for 3rd party validation

HP PROJECT ASSUMPTIONS/DEPENDENCIES

•	HP will provide Licensor with documentation to HP Neoview Database protocol, and all updates thereto

•
HP will provide Licensor with access to a Neoview platform running the HP Neoview Database during the term of the Agreement either through HP’s Advanced Technology Center (ATC) or a mutually acceptable loan agreement.

•	HP will provide Licensor with access to HP Neoview SQL Query structure and all updates thereto.

•	HP will provide Licensor access to Business Information Applications that issue queries to the HP Neoview database.

•	HP will provide Licensor with non-binding written product enhancement requests (POD) for each release not less than six (6) months prior to such release.

•
HP will provide Licensor access to HP personnel that can share knowledge and expertise of the Neoview architecture and design as reasonably necessary for Licensor to develop the Program and ensure the Program supports the HP Product as otherwise required hereunder.

•
HP will provide Licensor with access to a Neoview platform running the HP Neoview Database with a network topology that reflects a typical Neoview customer network topology and in particular the network topology at JPMC.

•	HP will provide Licensor with access to a Neoview platform running the HP Neoview Database with a database schema, load, and traffic of a typical Neoview customer environment to run performance tests.